Exhibit 10.2

EXECUTION VERSION

AMENDMENT No. 1, dated as of May 4, 2017 (this “Amendment”), to the Revolving Credit Agreement dated as of February 17, 2016, among IASIS HEALTHCARE CORPORATION, a Delaware corporation (“Holdings”), IASIS HEALTHCARE LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Revolving Credit Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and the other parties thereto (as amended, restated, modified and supplemented from time to time prior to the effectiveness of the Amendment, the “Credit Agreement”), by and among the Borrower, the Guarantors party hereto, each Revolving Credit Lender party to the Credit Agreement on the date hereof and the Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;

WHEREAS, Section 10.01 of the Credit Agreement provides that the Borrower and the Revolving Credit Lenders may amend the Credit Agreement;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the “Amended Credit Agreement”).

Section 2. Representations and Warranties, No Default. The Borrower hereby represents and warrants that as of the Amendment No. 1 Effective Date, after giving effect to this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) all representations and warranties made by the Borrower or any other Loan Party in the Amended Credit Agreement or in any other Loan Document are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date hereof or on such earlier date, as the case may be (after giving effect to such qualification).

Section 3. Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied or waived:

(i) Consents. The Administrative Agent shall have received executed signature pages hereto from each Revolving Credit Lender and each Loan Party;

(ii) Officer’s Certificate. The Administrative Agent and the Revolving Credit Lenders shall have received a certificate of a Responsible Officer of the Borrower dated the Amendment No. 1 Effective Date certifying that (a) all representations and warranties made by the Borrower contained in the Credit Agreement or in any other Loan Document are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Amendment No. 1 Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Amendment No. 1 Effective Date or on such earlier date, as the case may be (after giving effect to such qualification) and (b) no Default shall have occurred and be continuing; and

(iii) Compliance with Flood Insurance Regulations. The Administrative Agent and the Revolving Credit Lenders shall have received a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property and, if any portion of any Mortgaged Property containing a “building” (as defined in the Flood Insurance Laws (as defined in the Credit Agreement)) is located in a special flood hazard area, a notice duly executed by the Borrower acknowledging the special flood hazard area status together with evidence of flood insurance in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 1 Effective Date specifying its objection thereto.

Section 4. Post-Closing Agreements. The Company shall comply with the post-closing covenants set forth on Schedule I.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document and nothing herein can or may be construed as a novation thereof. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and its prior grant of Liens on the Collateral granted by it pursuant to the Collateral Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement, including without limitation for purposes of Sections 10.15 and 10.16 thereof, and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.

Section 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

IASIS HEALTHCARE LLC, as Borrower

By:	/s/ John M. Doyle
	Name:	John M. Doyle
	Title:	Chief Financial Officer

IASIS HEALTHCARE CORPORATION, as Holdings

By:	/s/ John M. Doyle
	Name:	John M. Doyle
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 1]

[Signature Page to Amendment]

ARIZONA DIAGNOSTIC & SURGICAL CENTER, INC.
BEAUMONT HOSPITAL HOLDINGS, INC.
BILTMORE SURGERY CENTER HOLDINGS, INC.
BILTMORE SURGERY CENTER, INC.
BRIM HOLDING COMPANY, INC.
DAVIS HOSPITAL HOLDINGS, INC.
DAVIS SURGICAL CENTER HOLDINGS, INC.
HEART AND LUNG INSTITUTE OF UTAH, INC.
IASIS CAPITAL CORPORATION
IASIS FINANCE, INC.
IASIS HEALTHCARE HOLDINGS, INC.
IASIS MANAGEMENT COMPANY
IASIS TRANSCO, INC.
INDIGENT CARE SERVICES OF NORTHEAST LOUISIANA, INC.
JORDAN VALLEY HOSPITAL HOLDINGS, INC.
ODESSA FERTILITY LAB, INC.
PHYSICIAN GROUP OF ARIZONA, INC.
PHYSICIAN GROUP OF ARKANSAS, INC.
PHYSICIAN GROUP OF FLORIDA, INC.
PHYSICIAN GROUP OF LOUISIANA, INC.
PHYSICIAN GROUP OF UTAH, INC.
PP TRANSITION, INC.
SALT LAKE REGIONAL PHYSICIANS, INC.
SOUTHRIDGE PLAZA HOLDINGS, INC.
UTAH TRANSCRIPTION SERVICES, INC.
BRIM HEALTHCARE OF COLORADO, LLC
BRIM PHYSICIANS GROUP OF COLORADO, LLC
IASIS FINANCE TEXAS HOLDINGS, LLC
SEABOARD DEVELOPMENT LLC, as Guarantors

By:	/s/ John M. Doyle
Name:	John M. Doyle
Title:	Chief Financial Officer

[Signature Page to Amendment]

GLENWOOD SPECIALTY IMAGING, LLC, as a Guarantor

By IASIS HEAL THCARE LLC, its Manager

By:	/s/ John M. Doyle
	Name:	John M. Doyle
	Title:	Chief Financial Officer

DAVIS HOSPITAL & MEDICAL CENTER, LP
IASIS GLENWOOD REGIONAL MEDICAL CENTER, LP
JORDAN VALLEY MEDICAL CENTER, LP
MESA GENERAL HOSPITAL, LP
MOUNTAIN VISTA MEDICAL CENTER, LP
MT TRANSITION LP
ODESSA REGIONAL HOSPITAL, LP
PP TRANSITION LP
SALT LAKE REGIONAL MEDICAL CENTER, LP
SOUTHWEST GENERAL HOSPITAL, LP
ST. LUKE’S BEHAVIORAL HOSPITAL, LP
ST. LUKE’S MEDICAL CENTER, LP
THE MEDICAL CENTER OF SOUTHEAST TEXAS, LP
TNC TRANSITION LP, as Guarantors

By IASIS HEALTHCARE HOLDINGS, INC., as General Partner

By:	/s/ John M. Doyle
	Name:	John M. Doyle
	Title:	Chief Financial Officer

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Revolving Credit Lender

By:	/s/ Dawn Lee Lum
	Name:	Dawn Lee Lum
	Title:	Executive Director

[Signature Page to Amendment No. 1]

CITICORP NORTH AMERICA, INC., as a Revolving Credit Lender

By:	/s/ Alvaro De Velasco
	Name:	Alvaro De Velasco
	Title:	Vice President

[Signature Page to Amendment No. 1]

BARCLAYS BANK PLC, as a Revolving Credit Lender

By:	/s/ May Huang
	Name:	May Huang
	Title:	Assistant Vice President

[Signature Page to Amendment No. 1]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Revolving Credit Lender

By:	/s/ Anca Trifan
	Name:	Anca Trifan
	Title:	Managing Director

By:	/s/ Marcus Tarkington
	Name:	Marcus Tarkington
	Title:	Director

[Signature Page to Amendment No. 1]

Goldman Sachs Bank USA, as a Revolving Credit Lender

By:	/s/ Ushma Dedhiya
	Name:	Ushma Dedhiya
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

Goldman Sachs Lending Partners, LLC, as a Revolving Credit Lender

By:	/s/ Ushma Dedhiya
	Name:	Ushma Dedhiya
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

Wells Fargo Principal Investments, LLC, as a Revolving Credit Lender

By:	/s/ Neil E. Arreola
	Name:	Neil E. Arreola
	Title:	Managing Director

[Signature Page to Amendment No. 1]

Schedule I

1. With respect to each existing Mortgage encumbering Mortgaged Property, deliver to the Administrative Agent the following within sixty (60) days after the Amendment No. 1 Effective Date, unless extended by the Administrative Agent in its sole discretion, either the items listed in paragraph (x) or the items listed in paragraph (y) as follows:

(x) (i) a favorable opinion or written confirmation, addressed to the Administrative Agent and each of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent, from local counsel in the jurisdiction in which the Mortgaged Property is located substantially to the effect that:

(1) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement and the other documents executed in connection therewith, for the benefit of the Secured Parties; and

(2) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement and the other documents executed in connection therewith, for the benefit of the Secured Parties; and

(ii) a title rundown search to the applicable real property encumbered by a Mortgage demonstrating that such real property is free and clear of all Liens (except those Liens created or permitted under the Credit Agreement and the Collateral Documents); or

(y) with respect to the existing Mortgages, the following:

(i) an amendment to the existing Mortgage (the “Mortgage Amendment”) to reflect the matters set forth in this Amendment, duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law;

(ii) a favorable opinion, addressed to the Administrative Agent and the Secured Parties covering, among other things, the due authorization, execution, delivery and enforceability of the applicable

Mortgage as amended by the Mortgage Amendment (such opinion may take assumptions for any matters addressed in the local counsel opinion originally delivered in connection with the Mortgage);

(iii) a date down endorsement to the existing Mortgage Policy insuring each Mortgage, which shall be in form and substance reasonably satisfactory to the Administrative Agent and reasonably assure the Administrative Agent as of the date of such endorsement that the real property subject to the lien of such Mortgage is free and clear of all defects and encumbrances except those Liens permitted under such Mortgage; provided, however, that no such endorsement shall be required with respect to any Mortgage Policy for Mortgaged Property located in the State of Texas, and in lieu thereof, an Endorsement T-38 shall be provided, as well as a title search demonstrating that title to the applicable Mortgaged Property is free and clear of Liens except Liens permitted by Section 7.01 of the Amended Credit Agreement (for the avoidance of doubt, no endorsements to the existing Mortgage Policies need be brought down in connection with the issuance of any date down endorsement or Endorsement T-38, as applicable);

(iv) evidence of payment by the Borrower of all search and examination charges escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above; and

(v) such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the endorsement to the Mortgage Policy contemplated in subparagraph (iii) above, and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes and related charges required for the issuance of the endorsement to the Mortgage Policy contemplated in subparagraph (iii) above.

Exhibit A

~~EXECUTION VERSION~~

Published CUSIP Number: 45073CAL4

REVOLVING CREDIT AGREEMENT

Dated as of February 17, 2016,

As Amended by Amendment No. 1 on May 4, 2017

among

IASIS HEALTHCARE LLC,

as Borrower,

IASIS HEALTHCARE CORPORATION,

as Holdings,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Swing Line Lender and

L/C Issuer,

and

THE OTHER LENDERS PARTY HERETO

JPMORGAN CHASE BANK, N.A.,

as Sole Lead Arranger ~~and Sole Book Runner,~~

and

JPMORGAN CHASE BANK, N.A.,

BARCLAYS BANK PLC

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

and

GOLDMAN SACHS LENDING PARTNERS LLC,

As Joint Book Runners for Amendment No. 1

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.	DEFINED TERMS	1
SECTION 1.02.	OTHER INTERPRETIVE PROVISIONS	46
SECTION 1.03.	ACCOUNTING TERMS	47
SECTION 1.04.	ROUNDING	47
SECTION 1.05.	REFERENCES TO AGREEMENTS, LAWS, ETC.	47
SECTION 1.06.	TIMES OF DAY	~~46~~47
SECTION 1.07.	TIMING OF PAYMENT OR PERFORMANCE	47

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

SECTION 2.01.	THE LOANS	48
SECTION 2.02.	BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS	48
SECTION 2.03.	LETTERS OF CREDIT	50
SECTION 2.04.	SWING LINE LOANS	57
SECTION 2.05.	PREPAYMENTS	60
SECTION 2.06.	TERMINATION OR REDUCTION OF COMMITMENTS	61
SECTION 2.07.	REPAYMENT OF LOANS	~~60~~62
SECTION 2.08.	INTEREST	~~60~~62
SECTION 2.09.	FEES	62
SECTION 2.10.	COMPUTATION OF INTEREST AND FEES	~~61~~63
SECTION 2.11.	EVIDENCE OF INDEBTEDNESS	63
SECTION 2.12.	PAYMENTS GENERALLY	~~62~~64
SECTION 2.13.	SHARING OF PAYMENTS	65
SECTION 2.14.	INCREMENTAL CREDIT EXTENSIONS	66
SECTION 2.15.	DEFAULTING LENDERS	67
SECTION 2.16.	REPLACEMENT OF REVOLVING CREDIT COMMITMENTS	~~67~~69

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

SECTION 3.01.	TAXES	69
SECTION 3.02.	ILLEGALITY	~~70~~72
SECTION 3.03.	INABILITY TO DETERMINE RATES	72
SECTION 3.04.	INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON LIBOR LOANS	~~71~~73
SECTION 3.05.	FUNDING LOSSES	~~72~~74
SECTION 3.06.	MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION	74
SECTION 3.07.	REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES	75
SECTION 3.08.	SURVIVAL	76

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-ii-

SECTION 6.11.	COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY	~~87~~89
SECTION 6.12.	COMPLIANCE WITH ENVIRONMENTAL LAWS	91
SECTION 6.13.	FURTHER ASSURANCES AND POST-CLOSING CONDITIONS	~~89~~91
SECTION 6.14.	DESIGNATION OF SUBSIDIARIES	93

ARTICLE VII

NEGATIVE COVENANTS

SECTION 7.01.	LIENS	~~91~~93
SECTION 7.02.	INVESTMENTS	~~95~~97
SECTION 7.03.	INDEBTEDNESS	101
SECTION 7.04.	FUNDAMENTAL CHANGES	105
SECTION 7.05.	DISPOSITIONS	106
SECTION 7.06.	RESTRICTED PAYMENTS	~~107~~110
SECTION 7.07.	CHANGE IN NATURE OF BUSINESS	~~110~~113
SECTION 7.08.	TRANSACTIONS WITH AFFILIATES	113
SECTION 7.09.	BURDENSOME AGREEMENTS	~~112~~115
SECTION 7.10.	USE OF PROCEEDS	116
SECTION 7.11.	ACCOUNTING CHANGES	116
SECTION 7.12.	PREPAYMENTS, ETC. OF INDEBTEDNESS	116
SECTION 7.13.	EQUITY INTERESTS OF CERTAIN RESTRICTED SUBSIDIARIES	~~114~~117
SECTION 7.14.	HOLDINGS	~~114~~117
SECTION 7.15.	FINANCIAL COVENANT	117

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01.	EVENTS OF DEFAULT	~~115~~118
SECTION 8.02.	REMEDIES UPON EVENT OF DEFAULT	~~117~~120
SECTION 8.03.	APPLICATION OF FUNDS	120
SECTION 8.04.	RIGHT TO CURE	122

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

SECTION 9.01.	APPOINTMENT AND AUTHORIZATION OF AGENTS	~~120~~123
SECTION 9.02.	DELEGATION OF DUTIES	~~121~~124
SECTION 9.03.	LIABILITY OF AGENTS	124
SECTION 9.04.	RELIANCE BY AGENTS	124
SECTION 9.05.	NOTICE OF DEFAULT	~~122~~125
SECTION 9.06.	CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENTS	125
SECTION 9.07.	INDEMNIFICATION OF AGENTS	126
SECTION 9.08.	AGENTS IN THEIR INDIVIDUAL CAPACITIES	~~123~~126
SECTION 9.09.	RESIGNATION OF ADMINISTRATIVE AGENT	126

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SECTION 9.10.	ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM	127
SECTION 9.11.	COLLATERAL AND GUARANTY MATTERS	~~125~~128
SECTION 9.12.	OTHER AGENTS; ARRANGER AND MANAGERS	129
SECTION 9.13.	APPOINTMENT OF SUPPLEMENTAL ADMINISTRATIVE AGENTS	~~126~~129
SECTION 9.14.	WITHHOLDING TAXES	130

ARTICLE X

MISCELLANEOUS

SECTION 10.01.	AMENDMENTS, ETC.	130
SECTION 10.02.	NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES	132
SECTION 10.03.	NO WAIVER; CUMULATIVE REMEDIES	134
SECTION 10.04.	ATTORNEY COSTS AND EXPENSES	134
SECTION 10.05.	INDEMNIFICATION BY THE BORROWER	134
SECTION 10.06.	PAYMENTS SET ASIDE	~~132~~135
SECTION 10.07.	SUCCESSORS AND ASSIGNS	135
SECTION 10.08.	CONFIDENTIALITY	140
SECTION 10.09.	SETOFF	~~137~~140
SECTION 10.10.	INTEREST RATE LIMITATION	141
SECTION 10.11.	COUNTERPARTS	141
SECTION 10.12.	INTEGRATION	~~138~~141
SECTION 10.13.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES	~~138~~141
SECTION 10.14.	SEVERABILITY	141
SECTION 10.15.	GOVERNING LAW	142
SECTION 10.16.	WAIVER OF RIGHT TO TRIAL BY JURY	142
SECTION 10.17.	BINDING EFFECT	~~139~~142
SECTION 10.18.	LENDER ACTION	142
SECTION 10.19.	USA PATRIOT ACT	143
SECTION 10.20.	NO ADVISORY OR FIDUCIARY RESPONSIBILITY	143
SECTION 10.21.	ELECTRONIC EXECUTION OF ASSIGNMENTS AND CERTAIN OTHER DOCUMENTS	144
SECTION 10.22.	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS	144

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SCHEDULES

I	Guarantors
1.01A	Unrestricted Subsidiaries
1.01B	Excluded Subsidiaries
2.01A	Revolving Credit Commitment
5.07	Material Real Property
5.08	Environmental Matters
5.11	Subsidiaries
5.15	Labor Matters
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Revolving Credit Note
D	Compliance Certificate
E	Assignment and Assumption
F	Guaranty
G	Security and Pledge Agreement
H	Legal Opinion of Ropes & Gray LLP
I	Drag-Along Rights Agreement
J-1	United States Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
J-2	United States Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
J-3	United States Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
J-4	United States Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
K	First Lien Intercreditor Agreement

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REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT (as amended by Amendment No. 1 (as defined below), this “Agreement”) is entered into as of February 17, 2016, among IASIS HEALTHCARE LLC, a Delaware limited liability company (the “Borrower”), IASIS HEALTHCARE CORPORATION, a Delaware corporation (“Holdings”), JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, Swing Line Lender and an L/C Issuer, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2004 Transactions” means (a) the acquisition, pursuant to the Agreement and Plan of Merger by and among IASIS Investment LLC, Titan Merger Corporation and Holdings dated as of May 4, 2004, of Holdings by IASIS Investment LLC through the merger of Titan Merger Corporation, a Wholly Owned subsidiary of IASIS Investment LLC, with and into Holdings, with Holdings being the continuing or surviving corporation of such merger and becoming a Wholly Owned subsidiary of IASIS Investment LLC, (b) the refinancing of substantially all of the Indebtedness of Holdings and its Subsidiaries existing at the time of the events described in the foregoing clause (a) (including, without limitation, pursuant to the tender offer to repurchase Holdings’ outstanding 13% Senior Subordinated Notes due 2009 and 8.5% Senior Subordinated Notes due 2009), (c) the contribution by Holdings of substantially all of its property to the Borrower at the time of the events described in the foregoing clause (a), and (d) all related financings, equity contributions and other transactions related thereto.

“2016 Transaction” means, collectively, (a) the entry into this Agreement, (b) the amendment of the Term Loan Credit Agreement and (b) the payment of the fees and expenses incurred in connection with the foregoing.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined using such definitions as if references to the Borrower and the Restricted Subsidiaries therein were to such Acquired Entity or Business and its Subsidiaries or such Converted Restricted Subsidiary and its Subsidiaries, as the case may be), all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may be in the form of an amendment and restatement) in form reasonably satisfactory to the Administrative Agent providing for Revolving Commitment Increases or Extended Revolving Credit Commitments in accordance with the terms of this Agreement.

“Additional Lender” has the meaning specified in Section 2.14(a).

“Administrative Agent” means JPMorgan, in its capacity as administrative agent and collateral agent under the Loan Documents, or any successor administrative agent and collateral agent, as the context may require.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For the avoidance of doubt, none of the Arranger, the Agents, their respective lending affiliates or any entity acting as an L/C Issuer hereunder shall be deemed to be an Affiliate of Holdings, the Borrower or any of their respective Subsidiaries.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the partners, officers, directors, members, employees, agents, advisors and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Supplemental Administrative Agents (if any) and the Arranger.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph to this Agreement.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of May 4, 2017, by and among the Loan Parties, the Administrative Agent and each Lender as of such date.

“Amendment No. 1 Joint Bookrunners” means JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs Lending Partners LLC.

“Applicable Rate” means a percentage per annum equal to (i) for LIBOR Loans that are Revolving Credit Loans and Letter of Credit fees, 3.50%, (ii) for Base Rate Loans that are Revolving Credit Loans, 2.50% and (iii) for commitment fees, 0.50%.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to any Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Arranger” means JPMorgan Chase Bank, N.A., in its capacity as a Lead Arranger ~~and Sole Book Runner~~ under this Agreement, including for Amendment No. 1.

“Article 3” means Article 3 of the Uniform Commercial Code.

“Article 4” means Article 4 of the Uniform Commercial Code.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.

“Attorney Costs” means all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower as of September 30, 2014, and the related audited consolidated statements of operations, members’ equity and cash flows for the Borrower for the fiscal year ended September 30, 2014.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, at any time (the “Reference Date”), the sum of:

(i) $100,000,000;

(ii) an amount (which amount shall not be less than zero) equal to the greater of (A) 50% (which percentage shall be increased to 75% for any period when the Borrower’s Senior Secured Net Leverage Ratio is less than or equal to 1.75 to 1.00) of Consolidated Net Income of the Borrower and the Restricted Subsidiaries for the Available Amount Reference Period and (B) (x) the cumulative amount of Excess Cash Flow (as defined in the Term Loan Credit Agreement) of the Borrower and the Restricted Subsidiaries for each full fiscal year commencing after the Original Closing Date for which financial statements have been delivered to the Administrative Agent and the Lenders minus (y) the portion of such Excess Cash Flow that has been (or will be) after the Original Closing Date and on or prior to the Reference Date applied to the prepayment of term loans in accordance with Section 2.05(b)(i) of the Term Loan Credit Agreement; plus

(iii) the aggregate amount of Retained Declined Proceeds (as defined in the Term Loan Credit Agreement) retained by the Borrower during the period from and including the Business Day immediately following the Original Closing Date through and including the Reference Date; plus

(iv) the amount of any capital contributions or Net Cash Proceeds from Permitted Equity Issuances (or issuances of debt securities that have been converted into or exchanged for

Qualified Equity Interests) received or made by the Borrower (or any direct or indirect parent thereof and contributed by such parent to the Borrower) during the period from and including the Business Day immediately following the Original Closing Date through and including the Reference Date; plus

(v) to the extent not (A) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Original Closing Date through and including the Reference Date; plus

(vi) to the extent not (A) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash repayments of principal received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Original Closing Date through and including the Reference Date in respect of loans or advances made by the Borrower or any Restricted Subsidiary to such Minority Investments or Unrestricted Subsidiaries; plus

(vii) to the extent not (A) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries, (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment or (C) required to be applied to prepay term loans in accordance with Section 2.05(b)(i) of the Term Loan Credit Agreement, the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any Minority Investment or Unrestricted Subsidiary during the period from and including the Business Day immediately following the Original Closing Date through and including the Reference Date; minus

(viii) the aggregate amount of any Investments made pursuant to Section 7.02(d)(v)(B)(I) and Section 7.02(n), any Restricted Payment made pursuant to Section 7.06(l) or any payment made pursuant to Section 7.12(a)(iii) during the period commencing on the Original Closing Date and ending on prior to the Reference Date (and, for purposes of this clause (viii), without taking account of the intended usage of the Available Amount on such Reference Date).

“Available Amount Reference Period” means, with respect to any Reference Date, the period commencing April 1, 2011 and ending on the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements required to be delivered pursuant to Section 6.01(a) or Section 6.01(b), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a), have been received by the administrative agent (in each case, (x) in respect of periods ending prior to the Closing Date, reference being made to the applicable Sections of the Term Loan Credit Agreement as in effect on such date and the administrative agent thereunder, or (y) in respect of periods ending after the Closing Date, reference being made to the applicable Sections of this Agreement and the Administrative Agent).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Barclays” means Barclays Bank PLC.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) LIBOR for such Class of Loan (after giving effect to any minimum rate applicable to the relevant Class of Loans set forth in the definition thereof) plus 1.00%. The “prime rate” is a rate set by the Administrative Agent based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Board of Directors” means (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing of a particular Class or a Swing Line Borrowing, as the context may require.

“Budget” has the meaning specified in Section 6.01(c).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Administrative Agent’s Office is located and if such day relates to any LIBOR Loan or any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and the Restricted Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Collateral” has the meaning specified in Section 2.03(f).

“Cash Collateral Account” means a blocked account at JPMorgan (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(f).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(1) Dollars;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances with maturities not exceeding two years and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus of not less than $250,000,000;

(4) repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(6) marketable short-term money market and similar funds either having (A) assets in excess of $250,000,000 or (B) a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(7) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) with maturities of 24 months or less from the date of acquisition;

(8) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) with maturities of 24 months or less from the date of acquisition; and

(9) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (8) above.

“Cash Management Bank” means any Person that is a Lender or an Affiliate of a Lender at the time it provides any Cash Management Services; provided that with respect to any Lender or Affiliate of a Lender that is a Cash Management Bank under this Agreement and also under the Term Loan Credit Agreement, the Cash Management Obligations of such Cash Management Bank shall constitute “Cash Management Obligations” and “Obligations” under this Agreement and shall not constitute “Cash Management Obligations” and “Obligations” under the Term Loan Credit Agreement.

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of or in connection with any Cash Management Services.

“Cash Management Services” means treasury, depository, overdraft, credit or debit card, purchase card and other cash management services and any automated clearing house fund transfer services.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change in Law” has the meaning specified in Section 3.04(a).

“Change of Control” means the earliest to occur of:

(a) (i) at any time prior to the consummation of a Qualifying IPO, the Permitted Holders ceasing to own, in the aggregate, directly or indirectly, beneficially and of record, at least thirty-five percent (35%) of the then outstanding voting stock of Holdings; or

(ii) at any time upon or after the consummation of a Qualifying IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the then outstanding voting stock of Holdings and (y) the percentage of the then outstanding voting stock of Holdings owned, directly or indirectly, beneficially and of record, by the Permitted Holders;

unless, in the case of either clause (a)(i) or (a)(ii) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of Holdings; or

(b) the Board of Directors of Holdings shall cease to consist of a majority of the Continuing Directors; or

(c) any “Change of Control” (or any comparable term) in any document pertaining to the Senior Notes Indenture; or

(d) subject to Section 7.04, the Borrower ceases to be a direct Wholly Owned Subsidiary of Holdings.

“Citi” means Citicorp North America, Inc.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders or Lenders with Extended Revolving Credit Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments or Extended Revolving Credit Commitments, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans in respect of Revolving Credit Commitments or Extended Revolving Credit Commitments.

“Closing Date” means, February 17, 2016, the first date on which all the conditions precedent in Section 4.01 were satisfied or waived in accordance with Section 10.01.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” as defined in any Collateral Document and shall include the Mortgaged Properties.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(v) and Section 4.01(m) or pursuant to Section 6.11 or Section 6.13 at such time, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed by Holdings, each Wholly Owned Material Subsidiary of the Borrower that is not an Excluded Subsidiary and each entity that is listed on Schedule I hereto (each, a “Guarantor”);

(c) the Obligations and the Guaranties shall have been secured by a first-priority security interest in all of the following to the extent not constituting Excluded Property (i) all the Equity Interests of the Borrower and (ii) all Equity Interests of each Restricted Subsidiary that are directly owned by any Loan Party;

(d) except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranties shall have been secured by a perfected security interest (to the extent such security interest may be perfected by delivering certificated securities, filing UCC financing statements or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in substantially all tangible and intangible personal property of the Borrower and each Guarantor (including accounts (other than deposit accounts or other bank or securities accounts and any Securitization Assets), inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, and proceeds of the foregoing); provided that a security interest will not be granted in Excluded Property;

(e) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(f) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Sections 6.11 and 6.13(b) and Section 4.01(m) (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a Mortgage Policy with respect to each Mortgage, and (iii) such existing surveys, existing abstracts and existing appraisals in the possession of the Borrower and such legal opinions (with respect to the enforceability and perfection of the Mortgages and any related fixture filings) and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property; provided, however, that any property of a Loan Party that is ground leased that otherwise would constitute Material Real Property, and with respect to which the applicable Loan Party has been unable, after the use of commercially reasonable efforts, to obtain consent of the applicable landlord to the granting of a Mortgage thereon, shall not be subject to the Collateral and Guarantee Requirement and shall not be a “Mortgaged Property” hereunder.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of a Mortgage Policy or survey with respect to, particular assets if and for so long as, in the reasonable judgment of the Administrative Agent and the Borrower, the cost of creating or perfecting such pledges or security interests in such assets or obtaining a Mortgage Policy or survey in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of a Mortgage Policy (or survey, if required by the title insurer issuing the applicable Mortgage Policy for deletion of the so-called “survey exception” and issuance of the customary survey endorsements) with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date or the obtaining of a Mortgage Policy (or survey, if required by the title insurer issuing the applicable Mortgage Policy for deletion of the so-called “survey exception” and issuance of the customary survey endorsements)) where it reasonably determines, in consultation with the Borrower, that perfection or the obtaining of such Mortgage Policy (or survey, if required by the title insurer issuing the applicable Mortgage Policy for deletion of the so-called “survey exception“) cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, each of the collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.11 or Section 6.13, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Credit Commitment.

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of LIBOR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Confidential Healthcare Information” has the meaning specified in Section 6.10.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person, including the amortization of deferred financing fees or costs for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a) increased by the following (without duplication):

(i) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, to the extent the same were taken into account in calculating such Consolidated Net Income and the net tax expense associated with any adjustments made pursuant to clauses (a) through (k) of the definition of Consolidated Net Income; plus

(ii) total interest expense of such Person for such period and, to the extent not reflected in such total interest expense, any losses with respect to obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains with respect to such obligations, and costs of surety bonds in connection with financing activities, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(iv) any fees, expenses or charges (other than depreciation or amortization expense) related to any acquisition, investment, asset disposition, incurrence or repayment of indebtedness (including such fees, expenses or charges related to the Loans and any credit facilities), issuance of equity interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Senior Notes, the Loans and any credit facilities) and including, in each case, any such transaction consummated prior to the Original Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (x) whether or not successful and (y) in each case, to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(v) the amount of any restructuring charges, integration and facilities opening costs or other business optimization expenses (including cost and expenses relating to business optimization programs and new systems design and implementation costs), one-time restructuring or transaction costs incurred in connection with acquisitions made after the Original Closing Date, project start-up costs, costs related to the closure and/or consolidation of facilities or accruals or reserves, in each case to the extent deducted (and not added back) in such period in computing such Consolidated Net Income; plus

(vi) any other non-cash charges (collectively, the “Non-Cash Charges”), including any write offs or write downs reducing such Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(vii) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Sponsors and deducted (and not added back) in such period in computing such Consolidated Net Income; plus

(viii) [Reserved]; plus

(ix) extraordinary losses and unusual or non-recurring charges (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost-savings initiatives), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans; plus

(x) the amount of “run-rate” cost savings projected by the Borrower in good faith to result from actions either taken or expected to be taken within 12 months after the end of such period (which cost savings shall be subject only to certification by management of the Borrower and calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized from such actions (it is understood and agreed that “run-rate” means the full recurring benefit that is associated with any action taken or expected to be taken, provided that some portion of such benefit is expected to be realized within 12 months of taking such action); plus

(xi) the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

(xii) any costs or expense incurred by Holdings, the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or the Borrower or net cash proceeds of an issuance of Equity Interests of Holdings or the Borrower (other than Disqualified Equity Interests) solely to the extent that such net cash proceeds (a) were not required to be applied to prepay the Loans pursuant to Section 2.05(b) and (b) have not previously been (and are not simultaneously being) applied to anything other than such cost or expenses; plus

(xiii) any net loss from disposed or discontinued operations; plus

(xiv) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xv) interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables; plus

(xvi) fees and expenses incurred in connection with the investigation by the Office of Inspector General of the United States Department of Health and Human Services in an amount not to exceed $10.0 million per fiscal year, provided that the maximum amount of such fees and expenses that may be added back to Consolidated Net Income in any fiscal year shall be increased by the unused amount of add-backs that were permitted in any prior fiscal year;

(b) decreased by the following (without duplication), in each case to the extent included in determining Consolidated Net Income for such period:

(i) non-cash gains increasing Consolidated Net Income for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period;

(ii) any net income from disposed or discontinued operations; plus

(iii) extraordinary gains and unusual or non-recurring gains.

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Restricted Subsidiary during such period

(each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) an adjustment in respect of each Acquired Entity or Business or Converted Restricted Subsidiary equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. There shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(a) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded,

(b) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period,

(c) effects of adjustments (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Original Closing Date Transaction or the 2004 Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(d) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary shall be included,

(e) any after-tax effect of income (loss) from the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments shall be excluded,

(f) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(g) any non-cash compensation charge or expense, including any such charge arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

(h) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, incurrence or repayment of indebtedness (including such fees, expenses or charges related to the Loans and any credit facilities), issuance of equity interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Senior Notes, the Loans and any credit facilities) and including, in each case, any such transaction consummated prior to the Original Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful, shall be excluded,

(i) [Reserved],

(j) losses or gains on asset sales (other than asset sales made in the ordinary course of business) shall be excluded, and

(k) the following items shall be excluded:

(i) any net unrealized gain or loss (after any offset) resulting in such period from obligations under any Swap Contracts and the application of Statement of Financial Accounting Standards No. 133; and

(ii) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those (x) related to currency remeasurements of Indebtedness and (y) resulting from hedge agreements for currency exchange risk.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

“Consolidated Senior Secured Gross Debt” means, as of any date of determination, the aggregate principal amount of Consolidated Total Gross Debt outstanding on such date that is secured by a Lien.

“Consolidated Senior Secured Net Debt” means, as of any date of determination, the aggregate principal amount of Consolidated Total Net Debt outstanding on such date that is secured by a Lien.

“Consolidated Total Gross Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the 2004 Transactions or any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments; provided that Consolidated Total Gross Debt shall not include Indebtedness in respect of (i) any Qualified Securitization Financing, (ii) letters of credit, except to the extent of unreimbursed amounts thereunder, (iii) Unrestricted Subsidiaries and (iv) obligations under Swap Contracts.

“Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the 2004 Transactions or any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), 7.01(l) and 7.01(q), clauses (i) and (ii) of Section 7.01(r), Sections 7.01 (aa) (to the extent such Liens rank pari passu or junior to the Liens securing the Obligations) and 7.01(cc) (to the extent such Liens rank pari passu or junior to the Liens securing the Obligations) and the modification, replacement, renewal or extension of any of the foregoing permitted by Section 7.01(bb)) in excess of $50,000,000 included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date; provided that Consolidated Total Net Debt shall not include Indebtedness in respect of (i) any Qualified Securitization Financing, (ii) letters of credit, except to the extent of unreimbursed amounts thereunder, (iii) Unrestricted Subsidiaries and (iv) obligations under Swap Contracts; provided, further, that the amount of any cash or Cash Equivalents cash collateralizing letters of credit (other than Letters of Credit and any cash or Cash Equivalents permitted to cash collateralize letters of credit pursuant to Section 7.01(b)(ii)) shall be excluded from the amount deducted in calculating Consolidated Total Net Debt pursuant to clause (b) above.

“Continuing Director” means, at any date, any individual (a) who is a director of Holdings on the Closing Date, (b) whose nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors, (c) who, as at such date, has been a member of the Board of Directors of Holdings for at least the 12 preceding months or (d) whose nomination for election to the Board of Directors of Holdings has been recommended, directly or indirectly, by the Sponsors or Persons nominated by the Sponsors.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” has the meaning specified in Section 8.01(a).

“Cure Expiration Date” has the meaning specified in Section 8.01(a)(i).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a LIBOR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within two Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary (determined using such definitions as if references to the Borrower and its Restricted Subsidiaries therein are to such Sold Entity or Business and its Subsidiaries or such Converted Unrestricted Subsidiary and its Subsidiaries, as the case may be), all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that any single transaction or series of related transactions resulting in net cash proceeds equal to or less than $7,500,000 shall not be considered “Dispositions” for purposes of Section 7.05.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the latest Maturity Date of all then outstanding Revolving Credit Commitments (determined as of the date of incurrence); provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings, the Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings, the Borrower or the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).

“Environment” means ambient air, indoor air, land surface and subsurface strata, surface water, ground water, drinking water, and natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Loan Party or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings with respect to any Environmental Liability (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any and all Laws (including common law) relating to pollution, the protection of the Environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with Holdings or the Borrower and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Holdings or the Borrower or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Holdings or the Borrower or any of their respective ERISA Affiliates from a Multiemployer Plan, notification of Holdings or the Borrower or any of their respective ERISA Affiliates concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the institution of any proceeding to terminate, or appoint a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the requirements of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) apply with respect to a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Plan, and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 has occurred with respect to such Pension Plan (other than an event for which the 30 day notice period has been waived); (g) a failure to satisfy the minimum funding standard, within the meaning of Section 412 of the Code or Section 302 of ERISA whether or not waived, or an application for a minimum funding standard waiver or modification has been filed with respect to a Plan; (h) the failure to make any required contribution to any Plan or Multiemployer Plan; (i) the existence of an Unfunded Pension Liability with respect to a Plan; (j) the institution of a proceeding pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; or (k) a liability has been incurred or is likely to be incurred by Holdings or the Borrower or any of their respective ERISA Affiliates with respect to a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Property” has the meaning specified in the Security Agreement.

“Excluded Subsidiary” means (a) each Subsidiary listed on Schedule 1.01B hereto, (b) any Subsidiary that is prohibited by contractual requirements or applicable Law from guaranteeing, or pledging substantially all of its assets to secure, the Obligations, (c) any Foreign Subsidiary and any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (d) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness permitted by Section 7.03(g) and each Restricted Subsidiary thereof (existing at the time of the acquisition) that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (d) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee or a security interests in its assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) each Unrestricted Subsidiary and (g) each Permitted JV.

“Excluded Swap Obligation” shall mean, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Obligations of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Obligations thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof)

by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Obligation of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Obligation or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to each Agent and each Lender, (i) any tax on such Agent or Lender’s net income or profits (or franchise tax in lieu of such tax on net income or profits) imposed by a jurisdiction as a result of such Agent or Lender being organized or having its principal office or applicable Lending Office located in such jurisdiction or as a result of any other present or former connection between such Agent or Lender and the jurisdiction (including as a result of such Agent or Lender carrying on a trade or business, having a permanent establishment or being a resident for tax purposes in such jurisdiction, other than a connection arising solely from such Agent or Lender having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Documents), (ii) any branch profits tax under Section 884(a) of the Code, or any similar tax, imposed by any other jurisdiction described in (i), (iii) other than any Foreign Lender becoming a party hereto pursuant to the Borrower’s request under Section 3.07, any U.S. federal withholding tax that is imposed on amounts payable to a Foreign Lender pursuant to a Law in effect at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) (or where the Foreign Lender is a partnership for U.S. federal income tax purposes, pursuant to a law in effect on the later of the date on which such Foreign Lender becomes a party hereto or the date on which the affected partner becomes a partner of such Foreign Lender), except, in the case of a Foreign Lender that designates a new Lending Office or is an assignee, to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to such U.S. federal withholding tax pursuant to Section 3.01, (d) any withholding tax attributable to a Lender’s failure to comply with Section 3.01(b) or (iv) any U.S. federal withholding tax imposed under FATCA and (v) any interest, additions to taxes and penalties with respect to any taxes described in clauses (i) through (iv) of this definition.

“Existing JV” means Brim Healthcare of Texas, LLC, a Delaware limited liability company.

“Extended Revolving Credit Commitments” means revolving credit commitments established pursuant to Section 2.16(a) that are substantially identical to the Revolving Credit Commitments except that such Extended Revolving Credit Commitments may have (a) a later maturity date than that applicable to the Revolving Credit Commitments, (b) different provisions with respect to interest rates and fees than those applicable to the Revolving Credit Commitments and (c) other covenants and terms (i) so long as such covenants and terms are also provided to non-extending Lenders or (ii) that apply to any period after the Latest Maturity Date in respect of Revolving Commitments that is in effect immediately prior to the establishment of such Extended Revolving Commitments.

“Facility” means the Revolving Credit Facility.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof or any successor provision that is substantively comparable (and, in each case, any regulations promulgated thereunder or official interpretations thereof).

“FCPA” has the meaning specified in Section 5.01.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Financial Covenant” means the covenant specified in Section 7.15.

“First Lien Intercreditor Agreement” means the pari passu intercreditor agreement, dated as of the Closing Date, among the Administrative Agent, Wilmington Trust, National Association, as representative of the secured parties under the Term Loan Credit Agreement, the Borrower, the Guarantors and any Additional Pari Debt Agent (as defined therein).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means a Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is a controlled foreign corporation within the meaning of Section 957(a) of the Code.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Original Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), the Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further, that, notwithstanding the foregoing, the definitions set forth in the Loan Documents and any financial calculations required by the Loan Documents shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the Original Closing Date.

“Goldman Sachs” means Goldman Sachs Bank USA.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Greenfield Construction Project” means, with respect to any Person, a project undertaken by such Person for the construction of a Hospital.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or monetary other obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guaranty” means (a) the guaranty made by Holdings and the other Guarantors in favor of the Administrative Agent on behalf of the Secured Parties pursuant to clause (b) of the definition of “Collateral and Guarantee Requirement,” substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes, all chemicals, materials, substances, wastes, pollutants or contaminants in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes regulated pursuant to any Environmental Law.

“Health Choice” means Health Choice Arizona, Inc., a Delaware corporation.

“Hedge Bank” means any Person that is a Lender or an Affiliate of a Lender at the time it enters into a Swap Contract with any Loan Party or any Restricted Subsidiary, in its capacity as a party to such Swap Contract; provided that with respect to any Lender or Affiliate of a Lender that is a Hedge Bank under this Agreement and also under the Term Loan Credit Agreement, the obligations arising under the Secured Hedge Agreement of such Hedge Bank shall constitute “Obligations” under this Agreement and shall not constitute “Obligations” under the Term Loan Credit Agreement.

“HIPAA” has the meaning specified in Section 6.10.

“HITECH” has the meaning specified in Section 6.10.

“HMO” means any health maintenance organization, managed care organization, any Person doing business as a health maintenance organization or managed care organization, or any Person required to qualify or be licensed as a health maintenance organization or managed care organization under applicable federal or state Law.

“HMO Business” means the business of owning and operating an HMO or other similar regulated entity or business.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Hospital” means a hospital, outpatient clinic, long-term care facility, medical office building or other facility, business or other asset that is used or useful in or related to the provision of healthcare services.

“Hospital Investment Program” means, with respect to any Subsidiary substantially all of the assets of which consist of one or more Hospitals, an offering by such Subsidiary for the sale or issuance of equity interests in such Subsidiary to any Hospital Investment Program Participants,

provided that (i) after giving effect to such sale or issuance with respect to any Subsidiary, the Borrower directly or indirectly controls such Subsidiary and owns at least 65% of the economic interests of such Subsidiary, (ii) each such sale or issuance shall be for an amount at least equal to the fair market value thereof, (iii) each such sale results in consideration at least 75% of which shall be in the form of cash (for such purpose, taking into account the amount of cash and the principal amount of any promissory notes), (iv) [reserved], and (v) each Hospital Investment Program Participant (A) acknowledges in writing in a manner reasonably satisfactory to the Administrative Agent that (x) the relevant Subsidiary has granted a security interest in its assets to secure the Obligations and (y) the documentation governing the Obligations restricts the ability of such Subsidiary to make distributions to such Hospital Investment Program Participant and (B) pledges all such Equity Interests acquired by such Hospital Investment Program Participant to the Administrative Agent for the benefit of the Secured Parties as security for the Obligations, provided that, notwithstanding the foregoing, such pledge shall not be required (and, if effective, may be released) if such Hospital Investment Program Participant grants to the Administrative Agent “drag along” rights with respect to a foreclosure on the Administrative Agent’s pledge of shares in such Subsidiary (which “drag along” rights shall be granted pursuant to a Drag Along Rights Agreement substantially in the form of Exhibit I or otherwise in documentation in form and substance reasonably satisfactory to the Administrative Agent).

“Hospital Investment Program Participants” means with respect to any Hospital, Persons interested in such Hospital including physicians, administrators and other Persons in the community in which such Hospital is located.

“Hospital Swap” means, with respect to any Person, an exchange of (a)(i) one or more Hospitals and/or Related Businesses owned or operated by such Person or (ii) all of the Equity Interests held by such Person of any other Person owning or operating one or more Hospitals and/or Related Businesses for (b) either (i) one or more Hospitals and/or Related Businesses owned or operated by a third Person or (ii) either all of the Equity Interests held by a third person of any other Person or a majority of the Equity Interests of any other Person owning or operating one or more Hospitals and/or Related Businesses.

“Impacted Interest Period” means, with respect to a LIBOR Screen Rate, an Interest Period which shall not be available at the applicable time.

“Incremental Effective Date” has the meaning specified in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of all letters of credit (other than commercial letters of credit), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Gross Debt and Consolidated Total Net Debt of such Person (as if such Person were the Borrower) and (B) in the case of the Borrower and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary of business. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.

“Individual Letter of Credit Sublimit” means (i) with respect to JPMorgan, in its capacity as an L/C Issuer under this Agreement, $35,800,000, (ii) with respect to Barclays, in its capacity as an L/C Issuer under this Agreement, $35,800,000, (iii) with respect to Citi, in its capacity as an L/C Issuer under this Agreement, $26,900,000 and (iv) with respect to Goldman Sachs, in its capacity as an L/C Issuer under this Agreement, $26,500,000, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Borrower and the applicable L/C Issuer.

“Information” has the meaning specified in Section 10.08.

“Insurance Subsidiary” has the meaning provided in Section 7.02(x).

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a LIBOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one, two, three or six months thereafter, or to the extent available to each Lender of such LIBOR Loan, twelve months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(1) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(3) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate (for the longest period for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which such LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, as of 11:00 a.m., London time two Business Days prior to the commencement of the applicable Interest Period.

“Investment” means, as to any Person, any direct or indirect investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and including Indebtedness payable on demand) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of any return representing a return of capital with respect to such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.

“Investment Grade Securities” means (a) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents), (b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries, (c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b), which fund may also hold immaterial amounts of cash pending investment or distribution and (d) corresponding instruments in countries other than the United States of America customarily utilized for high quality investments, in each case, consistent with the Borrower’s cash management and investment practices.

“IP Rights” has the meaning specified in Section 5.14.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, any Letter of Credit Application and any other document, agreement and instrument entered into by relevant L/C Issuer and the Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Junior Financing” has the meaning specified in Section 7.12(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement, in form reasonably acceptable to the Administrative Agent, by and between the Administrative Agent and the collateral agent for one or more classes of Permitted Additional Debt that are intended to be secured by Liens ranking junior to the Liens securing the Obligations providing that, inter alia, (i) the Liens securing Obligations rank prior to the Liens securing the Permitted Additional Debt, (ii) all amounts received in connection with any enforcement action with respect to any Collateral or in connection with any United States or foreign bankruptcy, liquidation or insolvency proceeding shall first be applied to repay all Obligations (whether or not allowed in any such proceeding) prior to being applied to the obligations in respect of the Permitted Additional Debt and (iii) until the earlier of (x) the repayment of the Obligations in full and termination of commitments hereunder (subject to customary limitations with respect to contingent obligations and other customary qualifications) and (y) the expiration of a customary standstill period to be agreed, the Administrative Agent shall have the sole right to take enforcement actions with respect to the Collateral.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the applicable Required Reimbursement Date or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means JPMorgan, Barclays, Citi and Goldman Sachs and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(j) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligation” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect thereof, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means a standby letter of credit issued pursuant to Section 2.03(a)(i)(A).

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $125,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Commitment.

“LIBOR” means, with respect to any LIBOR Loan for any applicable Interest Period, the LIBOR Screen Rate as of 11:00 a.m., London time two Business Days prior to the commencement of such Interest Period; provided, that, if a LIBOR Screen Rate shall not be available at the applicable time for the applicable Interest Period, then LIBOR for such Interest Period shall be the Interpolated Rate; provided, further, that, if the LIBOR Screen Rate shall not be available for such Interest Period for any reason and the Administrative Agent shall determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the applicable Reference Bank Rate shall be LIBOR for such Interest Period for such LIBOR Loan; subject to Section 3.03.

“LIBOR Loan” means a Loan that bears interest based on LIBOR.

“LIBOR Screen Rate” means the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion; provided, that, if any LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease be deemed a Lien.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Credit Loan of a specified Class or a Swing Line Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) each Issuer Document, (vi) the First Lien Intercreditor Agreement and, following the execution thereof, any Junior Lien Intercreditor Agreement.

“Loan Parties” means, collectively, (i) Holdings, (ii) the Borrower and (iii) each Guarantor.

“Management Stockholders” means the members of management of Holdings or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their respective obligations under any Loan Document to which any of the Loan Parties is a party or (c) the rights and remedies of the Lenders or the Agents under any Loan Document.

“Material Real Property” means any real property owned or ground leased by any Loan Party with a book value in excess of $10,000,000; provided, however, that Material Real Property shall not include any ground leased real property that is not incidental to owned Material Real Property and reasonably necessary for the operation of the facilities on such owned Material Real Property.

“Material Subsidiary” means, at any date of determination, each of the Borrower’s Domestic Subsidiaries that is a Restricted Subsidiary (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 3.0% of Total Assets at such date or (b) whose net revenues for such Test Period were equal to or greater than 3.0% of the consolidated net revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Maturity Date” means, with respect to the Revolving Credit Facility, the fifth anniversary of the Closing Date (the “Original Maturity Date”); provided, further that, to the extent any Indebtedness made available under the Term Loan Credit Agreement is outstanding on the date (the “Term Loan Springing Maturity Date”) that is 91 days prior to the maturity date (howsoever defined) of at least $100,000,000 aggregate principal amount of Indebtedness incurred under the Term Loan Credit Agreement and/or (ii) any Indebtedness made available under the Senior Notes Indenture is outstanding on the date (the “Senior Notes Springing Maturity Date”) that is 91 days prior to the maturity date (howsoever defined) under the Senior Notes Indenture, then the Maturity Date shall be the earliest to occur of the Term Loan Springing Maturity Date, the Senior Notes Springing Maturity Date and the fifth anniversary of the Closing Date; provided that if the Maturity Date would be a day that is not a Business Day, then the Maturity Date shall be deemed to be the Business Day immediately preceding such day.

“Maximum Rate” has the meaning specified in Section 10.10.

“Minority Investment” means any Person other than a Subsidiary in which the Borrower or any Restricted Subsidiary owns any Equity Interests.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means collectively, the deeds of trust, trust deeds, deeds to secure debt and mortgages (or amendments to any deeds of trust, trust deeds, deeds to secure debt and mortgages) made by the Loan Parties in favor or for the benefit of the Administrative agent on behalf of the Lenders in form and substance reasonably satisfactory to the Administrative Agent, and any other deeds of trust, trust deeds, deeds to secure debt and mortgages (or amendments to any deeds of trust, trust deeds, deeds to secure debt and mortgages) executed and delivered pursuant to Section 6.11 or 6.13.

“Mortgage Policies” has the meaning specified in Section 4.01(m)(ii).

“Mortgaged Properties” has the meaning specified in paragraph (f) of the definition of Collateral and Guarantee Requirement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Holdings, the Borrower or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the period since December 31, 2010, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Borrower or any of the Restricted Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any of the Restricted Subsidiaries) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents or Indebtedness secured by Liens that are subject to the First Lien Intercreditor Agreement or a Junior Lien Intercreditor Agreement), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes or distributions made pursuant to Section 7.06(g)(i) or (g)(iv) paid or estimated to be payable in connection therewith (including withholding taxes imposed on the repatriation of any such Net Cash Proceeds), (D) in the case of any Disposition or Casualty Event by a non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly Owned Restricted Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E); provided that, notwithstanding the foregoing, the “Net Cash Proceeds” from a Disposition of Securitization Assets to a Securitization Subsidiary pursuant to Section 7.05(p) shall not be deemed to exceed any increase as a result of such Disposition in the aggregate principal amount of the applicable Securitization Financing as compared to the maximum aggregate amount that was outstanding at any time under any Securitization Financing prior to such Disposition, and

(b) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary or any Permitted Equity Issuance by the Borrower or any direct or indirect parent of the Borrower, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance (with respect to any Permitted Equity Issuance by any direct or indirect parent of the Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower) over (ii) the sum of (x) taxes or distributions made pursuant to Section 7.06(g)(i) or (g)(iv) paid or estimated to be payable in connection therewith (including withholding taxes imposed on the repatriation of any cash received in connection with such incurrence or issuance) and (y) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Non-Cash Charges” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Excluded Taxes” means all Taxes other than Excluded Taxes and Other Taxes.

“Non-Loan Party” means any Subsidiary of the Borrower that is not a Loan Party, including any Permitted JV.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Revolving Credit Note.

“Notice of Intent to Cure” has the meaning specified in Section 8.04(a).

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (y) obligations of any Loan Party arising under any Secured Hedge Agreement (other than with respect to any Loan Party’s obligations that constitute Excluded Swap Obligations solely with respect to such Loan Party)and (z) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations (other than with respect to any Loan Party’s obligations that constitute Excluded Swap Obligations solely with respect to such Loan Party) include (a) the obligation (including Guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party as provided in any Loan Document and (b) the obligations of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party in accordance with the terms of any Loan Document.

“OFAC” has the meaning specified in Section 5.17

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” means May 3, 2011.

“Original Closing Date Transaction” means, collectively, (a) the funding of the Term B-1 Loans (under and as defined in the Term Loan Credit Agreement) on the Original Closing Date (and the conversion of the Converted Term Loans (under and as defined in the Term Loan Credit Agreement) to Term B-1 Loans on the Original Closing Date), (b) the issuance and sale of the Senior Notes, (c) the refinancing of outstanding obligations under the Existing Credit Agreement (under and as defined in the Term Loan Credit Agreement), (d) the consummation of a cash tender offer for or redemption of all outstanding Senior Subordinated Notes (under and as defined in the Term Loan Credit Agreement), (e) the Restricted Payment to Holdings on or about the Original Closing Date to fund the repayment of the Holdings Loans (under and as defined in the Term Loan Credit Agreement), (f) other Restricted Payments to Holdings on or about the Original Closing Date in an amount not to exceed $233,000,000, (g) the consummation of any other transactions in connection with the foregoing and (h) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Original Maturity Date” has the meaning specified in the definition of the term “Maturity Date”.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Outstanding Amount” means (a) with respect to the Revolving Credit Loans and Swing Line Loans on any date, the principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Holdings, the Borrower or any of their respective ERISA Affiliates or to which Holdings, the Borrower or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time since December 31, 2010.

“Permitted Acquisition” has the meaning specified in Section 7.02(j).

“Permitted Additional Debt” means senior, senior subordinated or subordinated Indebtedness incurred by the Borrower or a Guarantor, provided that (a) the covenants, events of default, guarantees and other terms of such Indebtedness (it being understood that such Indebtedness shall have interest rates and redemption premiums determined by the Board of Directors of the Borrower to be market rates and premiums at the time of issuance of such Indebtedness, taken as a whole, are determined by the Board of Directors of the Borrower to be market terms on the date of issuance and in any event do not require the maintenance of any financial covenants which are more restrictive on the Borrower and its Restricted Subsidiaries than any financial covenants under this Agreement, (b) except as permitted by Section 7.01(aa) and (cc), such Indebtedness is unsecured, (c) except in the case of Indebtedness that is in the form of loans that are secured by Liens ranking pari passu with the Liens securing the term loans under the Term Loan Credit Agreement, no portion of such Indebtedness shall have a scheduled maturity or become mandatorily redeemable (other than pursuant to customary offers to purchase or prepayment requirements or upon a change of control or asset sale or from the proceeds of a Permitted Refinancing thereof) prior to the latest Maturity Date on the date such Indebtedness is incurred (determined as of the date of incurrence) except that such Indebtedness may have an initial maturity that is earlier than such latest Maturity Date so long as such Indebtedness automatically converts to Indebtedness maturing after such latest Maturity Date subject only to the condition that no payment event of default or bankruptcy (with respect to the Borrower) event of default exists on the initial maturity date of such Indebtedness and (d) to the extent such Indebtedness is in the form of loans secured by Liens ranking pari passu with the Liens securing the term loans under the Term Loan Credit Agreement, such Indebtedness shall not have a final maturity prior to the latest Maturity Date outstanding on the date such Indebtedness is incurred or a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of any class of term loans under the Term Loan Credit Agreement outstanding on the date such Indebtedness is incurred (in each case pursuant to this clause (d), determined as of the date of incurrence), provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days (or such shorter period to which the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted Additional Debt Documentation” means any notes, instruments, agreements and other credit documents governing any Permitted Additional Debt.

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of the Borrower or any direct or indirect parent of the Borrower, in each case to the extent permitted hereunder.

“Permitted Holders” means each of (i) the Sponsors and (ii) the Management Stockholders.

“Permitted Hospital Swap” has the meaning specified in Section 7.05(q).

“Permitted JV” has the meaning specified in Section 7.02(o).

“Permitted Non-Guarantor Investment Condition” shall be satisfied on any date if, on a Pro Forma Basis, no more than 40% of the Borrower’s Consolidated EBITDA for the most recent Test Period shall be attributable to Restricted Subsidiaries that are not Guarantors (excluding (i) any Excluded Subsidiary that is prohibited by Law from being a Guarantor or granting a security interest in substantially all of its assets, (ii) the Existing JV and (iii) any Insurance Subsidiary).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension, and, except in the case of a refinancing, refunding, renewal or extension of Indebtedness incurred pursuant to the proviso of the first sentence of Section 7.03, by an amount equal to any existing commitments unutilized and undrawn letters of credit thereunder, which if utilized or drawn would have constituted Indebtedness that would have been permitted to be incurred hereunder immediately prior to such Permitted Refinancing, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(b) and (e), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing and (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended and not Guaranteed by any Person other than the Borrower or a Guarantor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Holdings, the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” means the Indebtedness described in Schedule 2(j) to the Security Agreement.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“primary obligor” has the meaning specified in the definition of “Guarantee”.

“Principal L/C Issuer” means any L/C Issuer that has issued Letters of Credit under the Revolving Credit Facility having an aggregate Outstanding Amount in excess of $10,000,000.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken or expected to be taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries; provided that, (i) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $25,000,000 and (ii) so long as such actions are taken or expected to be taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, the cost savings related to such actions or such additional costs, for purposes of projecting such pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) the Board of Directors of the Borrower shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower) and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Borrower or any of the Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Qualifying IPO” means the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of 11:00 a.m., London time two Business Days prior to the commencement of the applicable Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in Dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period; provided, that if any Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Reference Banks” means such banks as may be selected by the Administrative Agent (subject to consent by each such Reference Bank) and are reasonably acceptable to the Borrower.

“Reference Date” has the meaning specified in the definition of “Available Amount.”

“Refinancing Notes” means Permitted Additional Debt that is designated by a Responsible Officer of the Borrower in a certificate delivered to the Administrative Agent as Refinancing Notes.

“Register” has the meaning specified in Section 10.07(d).

“Related Business” means a healthcare business affiliated or associated with a Hospital or any business related or ancillary to the provision of healthcare services or information or the investment in, or the management, leasing or operation of, a Hospital.

“Related Indemnitee” of an Indemnitee means (i) any controlling person or controlled affiliate of such Indemnitee involved in the negotiation and preparation of the Loan Documents, performing services under the Loan Documents or extending of credit or holding of credit hereunder and (ii) the respective directors, officers, partners, member or employees of such Indemnitee or any of its controlling persons or controlled affiliates involved in the negotiation and preparation of the Loan Documents, performing services under the Loan Documents or extending of credit or holding of credit hereunder.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Reportable Event” means with respect to any Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, except for an event for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Reimbursement Date” has the meaning specified in Section 2.03(c)(i).

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief accounting officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolving Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(a).

“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Type and, in the case of LIBOR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(a).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 2.01A under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $207,400,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement, including by reason of any applicable Revolving Commitment Increase.

“Revolving Credit Commitment Cap” means $300,000,000.

“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate principal amount of the Revolving Credit Commitments and Extended Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(a).

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanctions” has the meaning specified in Section 5.17.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the L/C Issuers, the Lenders, each Hedge Bank, each Cash Management Bank, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).

“Securities Act” means the Securities Act of 1933.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment subject to a Qualified Securitization Financing and the proceeds thereof.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a Standard Securitization Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Wholly Owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Borrower or its

Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to Holdings, the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower and (c) to which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower or such other Person shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the Board of Directors of the Borrower or such other Person giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Notes” means the $850,000,000 8.375% Senior Notes due 2019, issued by the Borrower and IASIS Capital Corporation pursuant to the Senior Notes Indenture.

“Senior Notes Indenture” means the indenture dated as of May 3, 2011, with The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Senior Notes, as the same may be amended, modified, replaced or refinanced to the extent permitted by this Agreement.

“Senior Notes Springing Maturity Date” has the meaning specified in the definition of the term “Maturity Date.”

“Senior Secured Gross Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Gross Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Senior Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Subsidiary” means, at any date of determination, (a) each Material Subsidiary of the Borrower (i) whose total assets at the last day of the most recent Test Period were equal to or greater than 5.0% of Total Assets at such date or (ii) whose net revenues for such Test Period were equal to or greater than 5.0% of the consolidated net revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP and (b) each other Restricted Subsidiary that is the subject of an Event of Default under Section 8.01(f) and that, when such Subsidiary’s total assets or net revenues are aggregated with the total assets or net revenues, as applicable, of each other Restricted Subsidiary that is the subject of an Event of Default under Section 8.01(f) would constitute a Specified Subsidiary under clause (a) above using a 10.0% threshold in replacement of the 5.0% threshold in such clause (a).

“Specified Transaction” means (i) any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation or Revolving Commitment Increase that by the terms of this Agreement requires or permits such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that a Revolving Commitment Increase, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn and (ii) any Restricted Subsidiary becoming a Guarantor or being released as a Guarantor.

“Sponsor Management Agreement” means the management agreement, dated as of June 22, 2004, between certain of the management companies associated with the Sponsors or their advisors and the Borrower.

“Sponsor Termination Fees” means the one-time payment under the Sponsor Management Agreement of a termination fee to one or more of the Sponsors and their Affiliates in the event of either a Change of Control or the completion of a Qualifying IPO.

“Sponsors” means TPG Partners IV, L.P., JLL Partners Fund IV, L.P., Trimaran Fund Management, L.L.C. and their respective Affiliates and funds or partnerships managed by any of them or any of their respective Affiliates, but not including, however, any of their respective portfolio companies.

“Springing Financial Covenant Date” means the first date on which the Total Gross Leverage Ratio as of the last day of any Test Period ending after the consummation of a Qualifying IPO was equal to or less than 5.00 to 1.00.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower that the Borrower has determined in good faith to be customary, necessary or advisable in a Securitization Financing.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Equity” has the meaning specified in the Security Agreement.

“Successor Borrower” has the meaning specified in Section 7.04(d).

“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” shall mean, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1(a)(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means JPMorgan, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $35,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Tax Indemnitee” as defined in Section 3.01(e).

“Term Loan Credit Agreement” means that certain amended and restated credit agreement dated as of May 3, 2011, amended as of February 20, 2013, further amended as of September 12, 2014 and further amended as of February 17, 2016, by and among the Borrower, Holdings, Wilmington Trust, National Association (or any successor thereto), as administrative agent and each lender from time to time party thereto, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Term Loan Springing Maturity Date” has the meaning specified in the definition of the term “Maturity Date.”

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b); provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended September 30, 2015. A Test Period may be designated by reference to the last day thereof (i.e., the “September 30, 2015 Test Period” refers to the period of four consecutive fiscal quarters of the Borrower ended September 30, 2015), and a Test Period shall be deemed to end on the last day thereof.

“Threshold Amount” means $25,000,000.

“Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Borrower delivered pursuant to

Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the most recent balance sheet of the Borrower delivered on or before the Closing Date.

“Total Gross Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Gross Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings or any of its Subsidiaries in connection with the 2016 Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a LIBOR Loan.

“Unaudited Financial Statements” means the unaudited consolidated balance sheet and the related unaudited consolidated statements of operations, members’ equity and cash flows for the Borrower for the fiscal quarters ended December 31, 2014, March 31, 2015 and June 30, 2015.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for determining the PBGC premiums for the Plan pursuant to Section 4006 of ERISA for the applicable plan year.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning specified in Section 3.01(c)(2)(C).

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.01A, (ii) each Securitization Subsidiary, (iii) any Subsidiary of the Borrower designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the date hereof and (iv) any Subsidiary of an Unrestricted Subsidiary.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“U.S. Lender” means any Lender that is not a Foreign Lender.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability of Holdings or the Borrower or an ERISA Affiliate to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.03. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Senior Secured Gross Leverage Ratio, Senior Secured Net Leverage Ratio, Total Gross Leverage Ratio and Total Net Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(c) Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial ratio) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(d) With respect to determining if such transaction is permitted under this Agreement, any such transaction consummated prior to the Closing Date and permitted by the Term Loan Credit Agreement as in effect immediately prior to the Closing Date shall be deemed permitted hereunder as the context requires. As the context requires, references to any sections of or defined terms in the Term Loan Credit Agreement shall mean and include references to the corresponding sections of, and defined terms in, any agreement amending, amending and restating, supplementing, refinancing, replacing or otherwise modifying such Term Loan Credit Agreement.

SECTION 1.04. Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day that is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

ARTICLE II

The Commitments and Credit Extensions

SECTION 2.01. The Loans.

(a) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars to the Borrower as elected by the Borrower pursuant to Section 2.02 (each such loan, a “Revolving Credit Loan”, which for the avoidance of doubt shall include any loans in respect of Extended Revolving Credit Commitments) from time to time, on any Business Day after the Closing Date until the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Credit Loans may be Base Rate Loans or LIBOR Loans, as further provided herein.

SECTION 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Revolving Credit Borrowing (other than Swing Line Borrowings with respect to which this Section 2.02 shall not apply), each conversion of Revolving Credit Loans from one Type to the other, and each continuation of LIBOR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 12:00 noon (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of LIBOR Loans or any conversion of Base Rate Loans to LIBOR Loans and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of LIBOR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans of a specified Class from one Type to the other, or a continuation of LIBOR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the Class of Loans to be borrowed, converted or continued, as the case may be, and the principal amount of Loans to be borrowed, converted or continued, and (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the Revolving Credit Loans shall be made as, or converted to, Base Rate Loans (unless the Loan being continued is a LIBOR Loan, in which case it shall be continued as a LIBOR Loan with an Interest Period of one month). Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(c) Except as otherwise provided herein, a LIBOR Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Required Lenders may require that no Loans may be converted to or continued as LIBOR Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. The determination of LIBOR by the Administrative Agent shall be presumed correct in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be presumed correct in the absence of manifest error. If such Lender’s portion of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such the date of such Borrowing, the Administrative Agent shall also be entitled to recover such amount with interest thereon accruing from the date on which the Administrative Agent made the funds available to the Borrower at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(g) shall cease.

SECTION 2.03. Letters of Credit.

(a) The Letter of Credit Commitments.

(i) Subject to the terms and conditions set forth herein, (1) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, (x) to issue Letters of Credit for the account of the Borrower (provided that any Letter of Credit may be for the benefit of any Restricted Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the Letters of Credit and (2) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that L/C Issuers shall not be obligated to make L/C Credit Extensions with respect to Letters of Credit, and Lenders shall not be obligated to participate in Letters of Credit if as of the date of the applicable L/C Credit Extension, (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations with respect to Letters of Credit issued by any L/C Issuer would exceed such L/C Issuer’s Individual Letter of Credit Sublimit (it being understood that any L/C Issuer may elect, in its sole discretion, to make L/C Extensions with respect to Letters of Credit in excess of such L/C Issuer’s Individual Letter of Credit Sublimit) or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) (A) An L/C Issuer shall not issue any Letter of Credit if:

(1) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless otherwise agreed by the L/C Issuer and the Administrative Agent; or

(2) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (x) all the Revolving Credit Lenders have approved such expiry date or (y) the Outstanding Amount of the L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized (in which case, the Revolving Credit Lenders shall cease to have participating interests in such Cash Collateralized Letter of Credit following the Maturity Date of the Revolving Credit Facility).

(B) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(2) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally; or

(3) any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to the L/C Issuer with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:00 noon at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer and the Administrative Agent may agree in writing in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters and documents as the relevant L/C Issuer may reasonably request.

(ii) Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Extension Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the applicable Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Administrative Agent (who shall deliver a copy to the Borrower) a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Administrative Agent (who shall in its turn promptly notify the Borrower) thereof and the applicable date of payment by such L/C Issuer thereunder. Not later than 11:00 a.m. on the first Business Day immediately following such applicable date of payment (each such date, a “Required Reimbursement Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Required Reimbursement Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving

Credit Borrowing of Base Rate Loans, to be disbursed on the Required Reimbursement Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and Revolving Credit Lenders and subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of any Unreimbursed Amount in respect of a Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any drawing in respect of a Letter of Credit that is not fully reimbursed by the Borrower pursuant to Section 2.03(c)(ii) or refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of such drawing that is not so reimbursed or refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and, if not reimbursed on the date of such drawing, shall bear interest at (x) for the first Business Day after such drawing, the rate applicable to Base Rate Revolving Credit Loans and (y) thereafter, the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be presumed correct absent manifest error.

(vii) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(viii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(d) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of

Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations any Loan Party in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, or provide a right of setoff against, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential, or punitive damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by acts or omissions by such L/C Issuer constituting gross negligence or willful misconduct on the part of such L/C Issuer (as finally determined by a non-appealable decision of a court of competent jurisdiction).

(e) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent of any direct, as opposed to special, indirect, consequential, punitive or exemplary, damages suffered by the Borrower that were caused by such L/C Issuer’s willful misconduct or gross negligence (as finally determined by a non-appealable decision of a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f) Cash Collateral. If (i) any Event of Default occurs and is continuing and the Required Lenders require the Borrower to Cash Collateralize its L/C Obligations pursuant to Section 8.02(c) or (ii) an Event of Default set forth under Section 8.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to 102% of such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. New York City time on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon New York City time or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. If at any time that there shall exist a Defaulting Lender and any Fronting Exposure to such Defaulting Lender remains outstanding (after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender), promptly upon the request of the Administrative Agent, the L/C Issuers or the Swing Line Lender, the Borrower shall Cash Collateralize in an amount sufficient to cover such Fronting Exposure (after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. If such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral shall be refunded to the Borrower.

(g) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.15(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account or be applied in reduction of such Letter of Credit fee to the extent such Cash Collateral has been provided by the Borrower in accordance with Section 2.03(a)(ii)(A)(2) or 2.03(f). Such Letter of Credit fees shall be computed on a quarterly basis in arrears and shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(h) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the applicable Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(i) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(j) Addition of an L/C Issuer. A Revolving Credit Lender reasonably satisfactory to the Administrative Agent may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l) Applicability of ISP. Unless otherwise expressly agreed by the relevant L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

SECTION 2.04. Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees (unless it has determined that it is reasonably likely that a Revolving Credit Lender shall become a Defaulting Lender on or prior to the time on which the relevant Swing Line Loan is capable of being refinanced in accordance with Section 2.04(c)) to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day (other than the Closing Date) until the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided that (x) the Swing Line Lender shall not be obligated to make Swing Line Loans if as of the date of the applicable Swing Line Loan, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, would exceed the amount of such Lender’s Revolving Credit Commitment and (y) after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess of $100,000 shall be an integral multiple of $25,000), and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the pro-posed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan, and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be presumed correct absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

SECTION 2.05. Prepayments.

(a) Optional.

(i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans of any Class in whole or in part without premium or penalty; provided that (1) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 12:00 noon (A) three (3) Business Days prior to any date of prepayment of LIBOR Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of LIBOR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and the payment amount specified in such notice shall be due and payable on the date specified therein. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. Any prepayment of a LIBOR Loan shall be accompanied by all accrued and unpaid interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be paid to applicable Lenders on a pro rata basis in accordance with the respective amounts of the applicable Class of Loans held by each Lender.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $25,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the Facilities and such refinancing is not consummated or is delayed.

(b) Mandatory. If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall immediately prepay Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless, after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, such aggregate Revolving Credit Exposure exceeds the aggregate Revolving Credit Commitments then in effect.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued and unpaid interest thereon, together with, in the case of any such prepayment of a LIBOR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such LIBOR Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of LIBOR Loans is required to be made under this Section 2.05 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such LIBOR Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05.

SECTION 2.06. Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent one (1) Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities and such refinancing is not consummated or is delayed.

(b) Mandatory. The Revolving Credit Commitments shall terminate on the applicable Maturity Date.

(c) Application of Revolving Credit Commitment Reductions; Payment of Fees. Upon any reduction of unused Revolving Credit Commitments, the Revolving Credit Commitment of each Lender shall be reduced by such Lender’s Pro Rata Share of the amount by which the Revolving Credit Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 2.16(a)). All commitment fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

SECTION 2.07. Repayment of Loans.

(a) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.

(b) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the Maturity Date for the Revolving Credit Facility.

SECTION 2.08. Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to LIBOR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

(b) The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.

SECTION 2.09. Fees. In addition to certain fees described in Sections 2.03(g) and (h):

(a) Revolving Credit Facility Commitment Fee. With respect to the Revolving Credit Facility, the Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fees for the Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Upfront Fees. The Borrower shall have paid as of the Closing Date immediately after giving effect thereto to the Administrative Agent for the account of each of the Revolving Credit Lenders, an upfront fee in an amount equal to 1.00% of the aggregate amount of such Lender’s Revolving Credit Commitment provided on the Closing Date

(c) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred and sixty-five (365) days or three hundred and sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be presumed correct for all purposes, absent manifest error.

SECTION 2.11. Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.12. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. New York City time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of LIBOR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount

(excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be presumed correct, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 2.13. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.14. Incremental Credit Extensions.

(a) The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more increases in the amount of the Revolving Credit Commitments (each such increase, a “Revolving Commitment Increase”); provided that both at the time of any such request and upon the effectiveness of any Additional Credit Extension Amendment referred to below (an “Incremental Effective Date”), no Default or Event of Default shall exist. Each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $25,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, (x) the aggregate amount of Revolving Credit Commitments after giving effect to any Revolving Commitment Increase (and any concurrent reduction in the Revolving Credit Commitments) shall not exceed the Revolving Credit Commitment Cap, and (y) on a Pro Forma Basis and after giving effect to the borrowing of all such Revolving Commitment Increases (assuming for such calculation that any Revolving Commitment Increases are fully drawn), the Senior Secured Net Leverage Ratio for the most recently ended Test Period shall be less than or equal to 3.75 to 1.0. Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Revolving Commitment Increases. Revolving Commitment Increases may be provided by any existing Lender or by any other bank or other financial institution approved by the Borrower (any such other bank or other financial institution being called an “Additional Lender”), provided that each L/C Issuer and the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to such Lender’s or Additional Lender’s providing such Revolving Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Revolving Credit Commitments to such Lender or Additional Lender. Commitments in respect of Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an Additional Credit Extension Amendment, executed by Holdings, the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, the applicable L/C Issuer (in the case of an increase of a Revolving Commitment Increase) and the Administrative Agent. The Additional Credit Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of any Additional Credit Extension Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Additional Credit Extension Amendment) and such other conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Revolving Commitment Increases and Letters of Credit issued pursuant to the Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Revolving Commitment Increases, unless it so agrees. Upon each increase in the Revolving Credit Commitments pursuant to this Section, (a) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal its Pro Rata Share and (b) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(b) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

SECTION 2.15. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting

Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender and, unless the Borrower has not complied with its obligations under this Section 2.15, consented to by the Borrower, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive letter of credit fees as provided in Section 2.03(g).

(iv) Reallocation of Pro Rata Shares to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Credit Loans of that Lender.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.15(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that subject to Section 10.02 and except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.16. Replacement of Revolving Credit Commitments.

(a) The Borrower may, with the consent of each Person providing an Extended Revolving Credit Commitment, the Administrative Agent and any Person acting as swingline lender or issuing bank under such Extended Revolving Credit Commitments, amend this Agreement pursuant to an Additional Credit Extension Amendment to provide for Extended Revolving Credit Commitments and to incorporate the terms of such Extended Revolving Credit Commitments into this Agreement on substantially the same basis as provided with respect to the Revolving Credit Commitments (including, without limitation, pursuant to Section 2.14, Section 2.15, Section 8.03 and Section 10.01); provided that (i) the establishment of any such Extended Revolving Credit Commitments shall be accompanied by a reduction in the Revolving Credit Commitments in at least the amount of the Extended Revolving Credit Commitments and (ii) any reduction in the Revolving Credit Commitments may, at the option of the Borrower, be directed to a disproportional reduction of the Revolving Credit Commitments of any Lender providing an Extended Revolving Credit Commitment.

(b) The Lenders hereby irrevocably authorize the Administrative Agent to enter into an Additional Credit Extension Amendment to this Agreement and the other Loan Documents with the Borrower and the other applicable Loan Parties as may be necessary in order to establish Extended Revolving Credit Commitments and such technical amendments as may be necessary or appropriate in the reasonable discretion of the Administrative Agent in connection with the establishment of such Extended Revolving Credit Commitments, in each case on terms consistent with this Section 2.16.

(c) This Section 2.16 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01. Taxes.

(a) Except as required by applicable Law, any and all payments by any Loan Party to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes.

(b) If any Loan Party or any other applicable withholding agent is required by applicable Law to make any deduction or withholding on account of any Non-Excluded Tax or Other

Taxes from any sum paid or payable by any Loan Party to any Lender or Agent under any of the Loan Documents: (i) the applicable Loan Party shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as such Loan Party becomes aware of it; (ii) the applicable Loan Party or withholding agent shall make such deduction or withholding and pay to the relevant Governmental Authority any such Non-Excluded Tax or Other Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on the Lender or Agent) on behalf of and in the name of the Lender or Agent (as applicable); (iii) the sum payable to such Lender or Agent (as applicable) shall be increased by such Loan Party to the extent necessary to ensure that, after the making of any required deduction or withholding (including any deductions or withholdings attributable to any payments required to be made under this Section 3.01), the Lender or the Agent (as applicable), receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required or made; and (iv) within thirty days after paying any sum from which it is required by Law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, the Borrower making such payments shall deliver to the Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction or withholding and of the remittance thereof to the relevant Governmental Authority.

(c) Status of Lender. Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Laws or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 3.01(c)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and Administrative Agent of its inability to do so.

Without limiting the foregoing:

(1) Each U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(2) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A) two properly completed and duly signed original copies of IRS Form W-8BEN (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(B) two properly completed and duly signed original copies of IRS Form W-8ECI (or any successor forms),

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibits J-1 through J-4 (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of IRS Form W-8BEN (or any successor forms),

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 3.01(c) if such beneficial owner were a Lender, as applicable (provided that, if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owner), or

(E) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Loan Documents.

(3) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of those Sections (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has or has not complied with such Lender’s obligations under such Sections and, if necessary, to determine the amount to deduct and withhold from such payment. For purposes of FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and all loans made hereunder (including any Loans currently outstanding) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) (notwithstanding whether or not the grandfathering rules under such Treasury Regulations Section apply with respect to a particular Loan or Loans).

Notwithstanding any other provision of this clause (c), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(d) In addition to the payments by a Loan Party required by Section 3.01(b), the applicable Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(e) The Loan Parties shall, jointly and severally, indemnify a Lender or Agent (each a “Tax Indemnitee”), within 10 days after written demand therefor, for the full amount of any Non-Excluded

Taxes paid or payable by such Tax Indemnitee on or attributable to any payment under or with respect to any Loan Document, and any Other Taxes payable by such Tax Indemnitee (including Non-Excluded Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 3.01), whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by the Tax Indemnitee or by the Agent on its own behalf or on behalf of another Tax Indemnitee, shall be conclusive absent manifest error.

(f) If and to the extent that a Tax Indemnitee, in its sole discretion (exercised in good faith), determines that it has received a refund of any Non-Excluded Taxes or Other Taxes in respect of which it has received additional payments under this Section 3.01, then such Tax Indemnitee shall pay to the relevant Loan Party the amount of such refund, net of all out-of-pocket expenses of the Tax Indemnitee (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Tax Indemnitee, agrees to repay the amount paid over to the Tax Indemnitee (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Tax Indemnitee if the Tax Indemnitee is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require a Tax Indemnitee to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

SECTION 3.02. Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund any LIBOR Loans, or to determine or charge interest rates based upon the applicable LIBOR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue any affected LIBOR Loans or to convert Base Rate Loans to such LIBOR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans and shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all then outstanding affected LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

SECTION 3.03. Inability to Determine Rates.

(a) If at the time that the Administrative Agent shall seek to determine the Reference Bank Rate less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining LIBOR for such LIBOR Loans, then such Borrowing shall be made as a Base Rate Borrowing at the Base Rate.

(b) If prior to the commencement of any Interest Period for a Borrowing of LIBOR Loans:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining LIBOR for a Loan for the applicable Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that LIBOR for a Loan for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Committed Loan Notice that requests the conversion of any Loan to a LIBOR Loan, or continuation of any LIBOR Loan for the applicable Interest Period, as the case may be, shall be ineffective, (B) such Borrowing shall be made as an Base Rate Loan.

SECTION 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on LIBOR Loans.

(a) If any L/C Issuer or Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof (provided that notwithstanding anything herein to the contrary, for all purposes of this Section 3.04 (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued) (a “Change in Law”), there shall be any increase in the cost to such L/C Issuer or Lender of agreeing to make or making, funding or maintaining LIBOR Loans or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such L/C Issuer or Lender in connection with any of the foregoing, including subjecting any L/C Issuer or Lender to any Tax with respect to this Agreement or any LIBOR Loan made by it, or changing the basis of taxation of payments to such Lender in respect thereof (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Non-Excluded Taxes or Other Taxes covered by Section 3.01, or any Excluded Taxes and (ii) reserve requirements contemplated by Section 3.04(c)) that does not represent the cost to such Lender of complying with the requirements applicable Law in relation to its making, funding or maintaining of LIBOR Loans, then from time to time within fifteen (15) days after demand by such L/C Issuer or Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such L/C Issuer or Lender such additional amounts as will compensate such L/C Issuer or Lender for such increased cost or reduction. At any time that any LIBOR Loan is affected by the circumstances described in this Section 3.04(a), the Borrower may either (i) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower receives any such demand from such Lender or (ii) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert a LIBOR Loan into a Base Rate Loan, if applicable.

(b) If any L/C Issuer or Lender determines that any Change in Law regarding capital adequacy or liquidity requirements, or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such L/C Issuer or Lender or any corporation controlling such L/C Issuer or Lender as a consequence of such L/C Issuer or Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy or liquidity requirements), then from time to time upon demand of such L/C Issuer or Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall promptly pay to such L/C Issuer or Lender such additional amounts as will compensate such L/C Issuer or Lender for such reduction after receipt of such demand.

(c) If any L/C Issuer or Lender requests compensation under this Section 3.04, then such L/C Issuer or Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such L/C Issuer or Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(c) shall affect or postpone any of the Obligations of the Borrower or the rights of such L/C Issuer or Lender pursuant to Section 3.04(a) or (b).

SECTION 3.05. Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense reasonably incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any LIBOR Loan on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any LIBOR Loan on the date or in the amount notified by the Borrower;

including any loss or expense (excluding loss of anticipated profits and without giving effect to the minimum rate set forth in the definition of “LIBOR”) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such LIBOR Loan or from fees payable to terminate the deposits from which such funds were obtained.

SECTION 3.06. Matters Applicable to All Requests for Compensation.

(a) Any Agent or Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be presumed correct in the absence of manifest error. In determining such amount, such Agent or Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Sections 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another LIBOR Loans, or to convert Base Rate Loans into LIBOR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue from one Interest Period to another any LIBOR Loan, or to convert Base Rate Loans into LIBOR Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s LIBOR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s LIBOR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as LIBOR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into LIBOR Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s LIBOR Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

SECTION 3.07. Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make LIBOR Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid, in the case of clauses (i) and (iii) only, by the Borrower) all of its rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents. No such replacement shall be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure, amendment or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

SECTION 3.08. Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01. Conditions to Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent (including pursuant to Section 6.13):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts of this Agreement appropriately completed and executed by each party hereto;

(ii) [reserved];

(iii) executed counterparts of the Guaranty;

(iv) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Closing Date;

(v) executed counterparts of the Security Agreement together with:

(A) certificates, if any, representing the Subsidiary Equity pledged thereunder accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank; and

(B) evidence that all other actions, recordings and filings that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(vi) executed counterparts of the First Lien Intercreditor Agreement;

(b) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(c) an opinion from Ropes & Gray LLP, counsel to the Loan Parties, substantially in the form of Exhibit H;

(d) a certificate attesting to the Solvency of the Borrower and its Subsidiaries (taken as a whole) on the Closing Date after giving effect to the 2016 Transaction, from the Chief Financial Officer of the Borrower;

(e) copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties;

(f) All fees and expenses required to be paid hereunder and invoiced on or before the Closing Date shall have been paid in full in cash;

(g) a certificate of a Responsible Officer of the Borrower dated the Closing Date certifying that (i) all representations and warranties made by the Borrower in this Agreement or in the other Loan Documents are true and correct in all material respects as of the Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Closing Date or on such earlier date, as the case may be (after giving effect to such qualification) and (ii) no Default shall have occurred and be continuing;

(h) [reserved];

(i) The Arranger shall have received on or prior to the Closing Date all documentation and other information reasonably requested in writing by it at least five Business Days prior to the Closing Date in order to allow the Arranger and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(j) The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each improved Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto, as may be required) and, with respect to any Mortgaged Property on which any “building” (as defined in the Flood Insurance Laws, defined in the Agreement) is located in a special flood hazard area, evidence of flood insurance as and to the extent required under the Agreement;

(k) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 6.07(c), each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Administrative Agent, on behalf of the Secured Parties, as additional insured, in form and substance satisfactory to the Administrative Agent.

(l) That certain Amendment No. 3 to the Term Loan Credit Agreement shall have (or concurrently with the Closing Date, shall) become effective.

(m) In the case of any Material Real Property listed on Schedule 5.07, each applicable Loan Party shall have provided the Administrative Agent with Mortgages with respect to such owned real property together with:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (including by way of endorsement of existing policies) or the equivalent (including an unconditional binding commitment therefor to be replaced by a final title policy) or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the real properties covered thereby), issued by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) coinsurance and direct access reinsurance as the Administrative Agent may reasonably request;

(iii) for each Mortgaged Property either (I) a new and current ALTA survey (or equivalent) certified to the Administrative Agent in form and substance sufficient for the issuers of the Mortgage Policies above to remove all standard survey exceptions, or (II) the most recent ALTA survey (or equivalent) of such premises, together with an affidavit from Borrower or such Restricted Subsidiary, as applicable, stating that there has been no change, in each case of clauses (I) and (II) such documentation being sufficient for the issuers of the Mortgage Policies to remove all standard survey exceptions;

(iv) opinions of local counsel for the Loan Parties in states in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent;

(v) such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken and otherwise to comply with the Collateral and Guarantee Requirement;

(vi) a copy of, or a certificate as to coverage under, the general liability (excluding excess liability) and umbrella property insurance policies required under Section 6.07 and the applicable provisions of the Collateral Documents, each of which shall be endorsed or otherwise amended to include a lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Administrative Agent, on behalf of the Secured Parties, as additional insured, in form and substance satisfactory to the Administrative Agent; and

(vii) to the extent not previously delivered pursuant to Section 4.01(j), a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each of the Loan Parties relating thereto).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto

SECTION 4.02. Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of LIBOR Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of LIBOR Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

In addition, solely to the extent the Borrower has delivered to the Administrative Agent a Notice of Intent to Cure pursuant to Section 8.04, no Request for Credit Extension shall be honored after delivery of such notice until the applicable Cure Amount specified in such notice is actually received by the Borrower. For the avoidance of doubt, the preceding sentence shall have no effect on the continuation or conversion of any Loans outstanding.

ARTICLE V

Representations and Warranties

The Borrower represents and warrants to the Agents and the Lenders that:

SECTION 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Material Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all corporate or other organizational power and authority to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all applicable Laws, orders, writs, injunctions and orders (including the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”)) and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Person’s corporate or other powers and have been duly authorized by all necessary corporate or other organizational action. Neither the execution, delivery and performance by each Loan Party of each Loan

Document to which such Person is a party nor the consummation of the 2016 Transaction will (a) contravene the terms of any of such Person’s Organization Documents, (b) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person or any of the Restricted Subsidiaries (other than as permitted by Section 7.01) under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any applicable material Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (b) and (c), to the extent that such breach, contravention or violation would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03. Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required on the part of any Loan Party in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or for the consummation of the 2016 Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

SECTION 5.05. Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and subject, in the case of the Unaudited Financial Statements, if any, to changes resulting from normal year end audit adjustments and subject to the absence of footnotes.

(b) Except as set forth in the Borrower’s reports on Forms 10-K, 10-Q and 8-K filed with the SEC prior to the Closing Date, since September 30, 2010, there has been no event, either individually or in the aggregate, that has had or would reasonably be likely to have a Material Adverse Effect.

(c) The forecasts of consolidated balance sheets, statements of operations and cash flow statements of the Borrower and its Subsidiaries for each fiscal year ending after the Closing Date through September 30, 2022, copies of which have been furnished to the Administrative Agent prior to the Closing Date, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.

SECTION 5.06. Litigation. Except as set forth in the Borrower’s reports on Forms 10-K, 10-Q and 8-K filed with the SEC on or prior to the Closing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of the Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and indefeasible title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted by Section 7.01 and except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Material Real Property owned or ground leased by the Loan Parties as of the Closing Date is listed on Schedule 5.07.

SECTION 5.08. Environmental Matters. Except as set forth on Schedule 5.08, or except as could not reasonably be expected to have a Material Adverse Effect, (i) each Loan Party and each of its Subsidiaries, and their respective operations and properties, is in compliance with all Environmental Laws (including having obtained all Environmental Permits); (ii) none of the Loan Parties or any of their respective Subsidiaries has become subject to any pending, or to the knowledge of the Borrower, threatened Environmental Claim or any other Environmental Liability; (iii) none of the Loan Parties or any of their respective Subsidiaries has agreed to assume or accept responsibility, by contract or otherwise, for any liability of any other Person under Environmental Laws; and (iv) there are no facts, circumstances or conditions relating to the past or present business or operations of any Loan Party, any of their Subsidiaries, or any of their respective predecessors (including the Release or threatened Release of Hazardous Materials), or to any past or present property of any Loan Party or any of their Subsidiaries, that could reasonably be expected to give rise to any Environmental Claim against a Loan Party or any other Environmental Liability.

SECTION 5.09. Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of Holdings, the Borrower and its Subsidiaries has timely filed all Tax returns and reports required to be filed, and have timely paid all Taxes (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets (whether or not shown in a Tax return), except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

There is no proposed Tax assessment, deficiency or other claim against any Loan Party or any of its Subsidiaries except (i) those being actively contested by a Loan Party or such Subsidiary in good faith and by appropriate proceedings diligently conducted that stay the enforcement of the Tax in question and for which adequate reserves have been provided in accordance with GAAP or (ii) those that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

SECTION 5.10. ERISA Compliance.

(a) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan (and each related trust, insurance contract or fund) is in compliance with its terms, the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) No ERISA Event has occurred and is continuing within the immediately preceding six (6) years that would reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11. Subsidiaries. As of the Closing Date, neither Holdings nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11 and all of the outstanding Equity Interests in Holdings, the Borrower and the Material Subsidiaries have been validly issued and are fully paid and nonassessable, and all Equity Interests owned by Holdings or any other Loan Party are owned free and clear of all security interests of any person except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.11 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of Holdings, the Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

SECTION 5.12. Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.

(b) The Borrower is not an “investment company” under the Investment Company Act of 1940.

SECTION 5.13. Disclosure. None of the factual information and data heretofore or contemporaneously furnished in writing by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make such factual information and data (taken as a whole), in the light of the circumstances under which it was delivered, not materially misleading; it being understood that for purposes of this Section 5.13, such factual information and data shall not include projections and pro forma financial information or information of a general economic or general industry nature.

SECTION 5.14. Intellectual Property; Licenses, Etc.

The Borrower and its Subsidiaries have good and marketable title to, or a valid license or right to use, all patents, patent rights, trademarks, servicemarks, trade names, copyrights, technology, software, know-how database rights, rights of privacy and publicity, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to have any such rights, either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of the respective businesses of the Borrower or any of its Subsidiaries as currently conducted does not infringe upon, misuse, misappropriate or violate any rights held by any Person except for such infringements, misuses, misappropriations or violations individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 5.15. Labor Matters. Except as set forth in Schedule 5.15 or as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of the Borrower and its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each of the Borrower or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from any of the Borrower or its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

SECTION 5.16. Solvency. On the Closing Date after giving effect to the 2016 Transaction, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

SECTION 5.17. USA PATRIOT Act; Anti-Terrorism Laws. To the extent applicable, Holdings, the Borrower and each Restricted Subsidiary are in compliance, in all material respects, with (i) the USA PATRIOT Act, and (ii) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto. None of Holdings, the Borrower or any Restricted Subsidiary nor, to the knowledge of the Borrower, any director, officer or employee of Holdings, the Borrower or any Restricted Subsidiary, is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) (“Sanctions”). No proceeds of the Loans will be used by Holdings, the Borrower or any Restricted Subsidiary directly or, to the knowledge of the Borrower, indirectly, (a) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation of the FCPA or (b) for the purpose of financing activities of or with any Person, that, at the time of such financing, is the subject of any Sanctions administered by OFAC, except to the extent licensed or otherwise approved by OFAC.

SECTION 5.18. EEA Financial Institution. Neither the Borrower nor any Guarantor is an EEA Financial Institution.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder that is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized), the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of the Restricted Subsidiaries to:

SECTION 6.01. Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower (beginning with the fiscal year ending September 30, 2015), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, members’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than a “going concern” or like qualification or exception relating solely to an upcoming maturity of Indebtedness under the Term Loan Credit Agreement in connection with the audit opinion for the fiscal year ending September 30, 2017) or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (beginning with the fiscal quarter ending December 31, 2015), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, members’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to changes resulting from normal year-end audit adjustments and subject to the absence of footnotes; and

(c) within sixty (60) days after the end of each fiscal year (beginning with the fiscal year ending September 30, 2015) of the Borrower, a reasonably detailed consolidated budget for each fiscal quarter of the following fiscal year as customarily prepared by management of the Borrower for its internal use (the “Budget”), which Budget shall be accompanied by a certificate of a Responsible Officer stating that (i) to the knowledge of such Responsible Officer, the Budget is a reasonable estimate for the period(s) covered thereby and (ii) such Budget has been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Budget, it being understood that actual results may vary from such Budget and that such variations may be material.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower that holds all of the Equity Interests of the Borrower or (B) the Borrower’s or such entity’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower (or such parent), on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than a “going concern” or like qualification or exception relating solely to an upcoming maturity of Indebtedness under the Term Loan Credit Agreement in connection with the audit opinion for the fiscal year ending September 30, 2017) or any qualification or exception as to the scope of such audit.

SECTION 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower together with a calculation of the amount of the Borrower’s Consolidated EBITDA for the most recent Test Period that was attributable to Restricted Subsidiaries that are not Guarantors (excluding (i) any Excluded Subsidiary that is prohibited by Law from being a Guarantor or granting a security interest in substantially all of its assets, (ii) the Existing JV and (iii) any Insurance Subsidiary);

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Borrower files with the SEC (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;

(c) promptly after the furnishing thereof, copies of any material statements or material reports furnished to any holder of any class or series of debt securities of any Loan Party having an aggregate outstanding principal amount greater than the Threshold Amount or pursuant to the terms of the Senior Notes Indenture or any Permitted Additional Debt Documentation, in each case, so long as the aggregate outstanding principal amount thereunder is greater than the Threshold Amount, and not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this Section 6.02;

(d) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (ii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list; and

(e) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 6.03. Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default; and

(b) of (i) any dispute, regulatory action or decertification, litigation, investigation or proceeding between any Loan Party and any Governmental Authority, (ii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party, including pursuant to any applicable Environmental Laws or the occurrence of any noncompliance by any Loan Party with, or liability under, any Environmental Law or Environmental Permit, or (iii) the occurrence of any ERISA Event that, in any such case, has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 6.04. Payment of Obligations. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such Taxes is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and (b) take all reasonable action to maintain all corporate rights and privileges (including its good standing) except, in the case of (a) or (b), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or pursuant to a transaction permitted by Article VII.

SECTION 6.06. Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted and consistent with past practice.

SECTION 6.07. Maintenance of Insurance.

(a) Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

(b) If the Borrower or any of its Restricted Subsidiaries establishes an Insurance Subsidiary, the Borrower shall cause such Insurance Subsidiary to (i) conduct its insurance business in compliance in all material respects with all applicable insurance Laws, rules, regulations and orders and using sound actuarial principles and (ii) maintain appropriate and customary stop-loss coverage and excess coverage reinsurance for individual claims. The insurance premiums and other expenses charged by any Insurance Subsidiary to the Borrower and its Restricted Subsidiaries shall be reasonable and customary.

(c) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

SECTION 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws (including the USA PATRIOT Act, the FCPA and OFAC) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

SECTION 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (other than the records of the Board of Directors of such Loan Party or such Restricted Subsidiary) and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

Without limiting the foregoing, it is acknowledged that during the course of the above described visits, inspections and examinations and discussions, representatives of the Agents and the Lenders may encounter individually identifiable healthcare information as defined under the Administrative Simplification (including privacy and security) regulations promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996, as amended (collectively, “HIPAA”) or the Health Information Technology for Economic and Clinical Health Act, as amended (collectively, “HITECH”) or other confidential information relating to healthcare patients (collectively, the “Confidential Healthcare Information”). The Borrower or the Restricted Subsidiary maintaining such Confidential Healthcare Information shall, consistent with HIPAA’s “minimum necessary” provisions, permit such disclosures for their “healthcare operations” purposes. Unless otherwise required by law, the Agents, the Lenders and their respective representatives shall not require or perform any act that would cause the Borrower or any of its Subsidiaries to violate any laws, regulations or ordinances intended to protect the privacy rights of healthcare patients, including, without limitation, HIPAA and HITECH.

SECTION 6.11. Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon (1) the formation or acquisition of any new direct or indirect Wholly Owned Material Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan

Party, (2) the designation in accordance with Section 6.14 of any existing direct or indirect Wholly Owned Material Subsidiary (in each case, other than an Excluded Subsidiary) as a Restricted Subsidiary, (3) any Domestic Subsidiary (in each case, other than an Excluded Subsidiary) becoming a Wholly Owned Material Subsidiary or (4) the acquisition of any new direct or indirect non-Wholly Owned Material Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party pursuant to Section 7.02(j) that is required to become a Guarantor in accordance with Section 7.02(j)(A):

(i) within (x) forty-five (45) days or (y) with respect to any items pertaining to Material Real Property (other than the items identified in Section 6.11(a)(iii)), ninety (90) days, after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its reasonable discretion:

(A) cause each such Material Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the Material Real Properties owned by such Material Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(B) cause each such Material Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent Mortgages, to the extent required pursuant to the Collateral and Guarantee Requirement, with respect to any Material Real Property, Security Agreement Supplements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement and other Collateral Documents in effect on the Closing Date, or delivered thereafter pursuant to Section 6.13(b)), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C) cause each such Material Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local Law) and instruments evidencing the intercompany Indebtedness held by such Material Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Administrative Agent;

(D) take and cause such Material Subsidiary and each direct or indirect parent of such Material Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates to the extent certificated) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(ii) within forty-five (45) days after the request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request; and

(iii) as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each Material Real Property, any existing title reports, surveys or environmental assessment reports.

(b) after the Closing Date, promptly after the acquisition of any Material Real Property by any Loan Party other than Holdings, if such Material Real Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Administrative Agent and within ninety (90) days of such acquisition shall cause such Material Real Property to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and (within ninety (90) days of such acquisition) will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b).

SECTION 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and, (c) in each case to the extent required by applicable Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws.

SECTION 6.13. Further Assurances and Post-Closing Conditions. Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document:

(a) Promptly upon reasonable request by the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(b) In the case of any Material Real Property acquired after the Closing Date, to the extent required pursuant to the Collateral and Guarantee Requirement, provide the

Administrative Agent with Mortgages with respect to such owned or ground leased real property within ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion) of the acquisition of such real property, as applicable, together with:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) Mortgage Policies in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the real properties covered thereby), issued by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) coinsurance and direct access reinsurance as the Administrative Agent may reasonably request;

(iii) for each Mortgaged Property either (I) a new and current ALTA survey (or equivalent) certified to the Administrative Agent in form and substance sufficient for the issuers of the Mortgage Policies above to remove all standard survey exceptions, or (II) the most recent ALTA survey (or equivalent) of such premises, together with an affidavit from Borrower or such Restricted Subsidiary, as applicable, stating that there has been no change, in each case of clauses (I) and (II) such documentation being sufficient for the issuers of the Mortgage Policies to remove all standard survey exceptions;

(iv) opinions of local counsel for the Loan Parties in states in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent;

(v) such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken and otherwise to comply with the Collateral and Guarantee Requirement;

(vi) a copy of, or a certificate as to coverage under, the general liability (excluding excess liability) and umbrella property insurance policies required under Section 6.07 and the applicable provisions of the Collateral Documents, each of which shall be endorsed or otherwise amended to include a lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Administrative Agent, on behalf of the Secured Parties, as additional insured, in form and substance satisfactory to the Administrative Agent; and

(vii) to the extent not previously delivered pursuant to Section 4.01(j), a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood

Hazard Determination with respect to such Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each of the Loan Parties relating thereto).

(c) Notwithstanding anything contained herein to the contrary, the Borrower shall have ninety days (subject to further extension as provided in the Collateral and Guarantee Requirement) from the Closing Date to cause the Collateral and Guarantee Requirement to be satisfied with respect to the Material Real Property of Seaboard Development LLC, a Utah limited liability company and a Loan Party, located in Lehi, Utah, to the extent required by the Collateral and Guarantee Requirement.

SECTION 6.14. Designation of Subsidiaries. The Board of Directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) other than for purposes of designating a Restricted Subsidiary as an Unrestricted Subsidiary that is a Securitization Subsidiary in connection with the establishment of a Qualified Securitization Financing, immediately after giving effect to such designation, the Senior Secured Net Leverage Ratio for the Test Period immediately preceding such designation is less than or equal to 4.00 to 1.00 (calculated on a Pro Forma Basis) (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating satisfaction of such test) and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of the Senior Notes, any Permitted Additional Debt or any Junior Financing. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the net book value of the Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized), the Borrower shall not (and, solely with respect to Section 7.14, Holdings shall not), nor shall the Borrower permit any Restricted Subsidiary to, directly or indirectly:

SECTION 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) (i) Liens created pursuant to any Loan Document and (ii) Liens securing Obligations (as defined in the Term Loan Credit Agreement) under the Term Loan Credit Agreement and the credit documents related thereto and incurred pursuant to Section 7.03(a)(ii), (f) or (m); provided that in the case of Liens securing such Indebtedness under the Term Loan Credit Agreement, the administrative agent under the Term Loan Credit Agreement (or other applicable representative thereof on behalf of the holders of such Indebtedness) shall have entered into, with the Administrative Agent, the First Lien Intercreditor Agreement;

(b) (i) Liens existing on the Original Closing Date; provided that any such Lien securing Indebtedness in excess of (x) $5,000,000 individually or (y) $20,000,000 in the aggregate (when taken together with all other Liens outstanding in reliance on this clause (b)(i) that are not set forth on Schedule 7.01(b) to the Term Loan Credit Agreement as in effect on the Original Closing Date) shall only be permitted to the extent such Lien is listed on such Schedule 7.01(b) and (ii) cash collateral in respect of letters of credit outstanding on the Closing Date issued by Bank of America, N.A. or one or more of its affiliates in an aggregate amount not to exceed $77,558,619;

(c) Liens for Taxes that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business and that (i) do not, individually or in the aggregate, have a Material Adverse Effect or (ii) are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and any exception on the title policies issued in connection with the Mortgaged Property;

(h) Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(g);

(i) (i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (A) such Liens attach concurrently with or within two hundred and seventy (270) days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (B) with respect to any such Indebtedness other than Capitalized Leases, such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (C) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender and (ii) Liens on assets of Restricted Subsidiaries that are not Guarantors securing Indebtedness permitted pursuant to Section 7.03 in an aggregate principal amount not to exceed the limitation thereon set forth in the penultimate paragraph of Section 7.03;

(j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law or contract encumbering deposits or other funds or assets maintained with a financial institution (including the right of set off) and that are within the general parameters customary in the banking industry;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(j) or Section 7.02(n) to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the date hereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and, in the case of a Restricted Subsidiary that is not a Guarantor, other than after-acquired property subjected to a Lien securing Indebtedness and other obligations permitted hereunder incurred prior to such time that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e), (g) or (h)(i)(A);

(o) any interest or title of a lessor, sublessor, licensor or sublicensor under leases or licenses entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(q) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(r) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(s) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t) (i) Liens on the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred or assumed pursuant to Section 7.03(g) in connection with such Permitted Acquisition and (ii) Liens on the assets of such Restricted Subsidiary and any of its Subsidiaries to secure Indebtedness (or to secure a Guarantee of such Indebtedness) incurred or assumed pursuant to Section 7.03(g) in connection with such Permitted Acquisition;

(u) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(v) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(w) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(x) Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing;

(y) any zoning or similar Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

(z) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(aa) Liens, including Liens on the Collateral that rank pari passu with or are subordinated to the Liens securing the term loans under the Term Loan Credit Agreement, securing Indebtedness permitted under the proviso to the first paragraph of Section 7.03 so long as the Senior Secured Net Leverage Ratio (excluding from the calculation thereof for this purpose the cash proceeds of the aggregate amount of Incremental Term Loans (as defined in the

Term Loan Credit Agreement) and other Indebtedness secured by a Lien permitted by this Section 7.01(aa), in each case, incurred on the relevant date) for the Test Period immediately preceding such incurrence would be less than or equal to 3.75 to 1.00 (calculated on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom) as if such Indebtedness had been incurred and the application of the proceeds therefrom had occurred on the first day of such Test Period); provided, further that in the case of any Liens on the Collateral permitted under this clause (aa), the Administrative Agent and the collateral agent for the holders of the Indebtedness secured by such Liens shall enter into (i) in the case of Indebtedness secured by Liens that rank pari passu with the Liens securing the term loans under the Term Loan Credit Agreement, a First Lien Intercreditor Agreement and (ii) in the case of Indebtedness secured by Liens that rank junior to the Liens securing the term loans under the Term Loan Credit Agreement, a Junior Lien Intercreditor Agreement;

(bb) the modification, replacement, renewal or extension of any Lien permitted by clauses (a)(ii), (b), (i), (n), (t) and (aa) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, (ii) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from the amount outstanding at the time of such modification, replacement, renewal or extension, and (iii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03; and

(cc) other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $125,000,000 and 5.0% of Total Assets, in each case determined as of the date of incurrence; provided that (x) in the case of any Liens on the Collateral permitted under this clause (cc), such Liens shall rank pari passu or junior to the Liens securing the term loans under the Term Loan Credit Agreement and the Administrative Agent and the collateral agent for the holders of the Indebtedness secured by such Liens shall enter into (i) in the case of Indebtedness secured by Liens that rank pari passu with the Liens securing the term loans under the Term Loan Credit Agreement, a First Lien Intercreditor Agreement and (ii) in the case of Indebtedness secured by Liens that rank junior to the Liens securing the Obligations, a Junior Lien Intercreditor Agreement and (y) no more than $75,000,000 principal amount of Indebtedness may be secured by Liens ranking pari passu with the Liens securing the Obligations pursuant to this clause (cc).

SECTION 7.02. Investments. Make or hold any Investments, except:

(a) Investments by the Borrower or any of the Restricted Subsidiaries in assets that were Cash Equivalents or Investment Grade Securities when such Investment was made;

(b) loans or advances to officers, directors and employees of Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower (or any direct or indirect parent thereof) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding under this clause (iii) not to exceed $15,000,000;

(c) asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(d) Investments (i) by any Loan Party in any other Loan Party, (ii) by any Non-Loan Party in any other Non-Loan Party that is a Restricted Subsidiary, (iii) by any Non-Loan Party in any Loan Party, (iv) consisting of intercompany Investments incurred in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Borrower and the Restricted Subsidiaries, (v) by any Loan Party in any Non-Loan Party; provided that (A) any such Investments made pursuant to this clause (v) in the form of intercompany loans shall be evidenced by notes that have been pledged (individually or pursuant to a global note) to the Administrative Agent for the benefit of the Lenders (it being understood and agreed that any Investments permitted under this clause (v) that are not so evidenced as of the Closing Date are not required to be so evidenced and pledged until the date that is ninety (90) days after the Closing Date) and (B) either (I) the amount of such Investment made pursuant to this clause (v) does not exceed the Available Amount at the time such Investment is made or (II) after giving effect to such Investment, the Permitted Non-Guarantor Investment Condition would be satisfied;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;

(g) Investments (i) existing on the Original Closing Date or made pursuant to legally binding written contracts in existence on the Original Closing Date or (ii) contemplated on the Original Closing Date and set forth on Schedule 7.02(g) to the Term Loan Credit Agreement as in effect on the Original Closing Date, and in each case any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of any Investment permitted pursuant to this Section 7.02(g) is not increased from the amount of such Investment on the Original Closing Date except pursuant to the terms of such Investment as of the Original Closing Date or as otherwise permitted by this Section 7.02;

(h) Investments in Swap Contracts permitted under Section 7.03(f);

(i) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(j) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(j) (each, a “Permitted Acquisition”):

(A) except to the extent (I) the Permitted Non-Guarantor Investment Condition shall be satisfied after giving effect to such purchase or acquisition or (II) such purchase or acquisition is otherwise permitted by another exception to this Section 7.02, the property, assets and businesses acquired in such purchase or other acquisition shall either be owned directly by the Borrower, a Guarantor or the Person acquired shall become a Guarantor;

(B) the acquired property, assets, business or Person is in a business permitted under Section 7.07;

(C) (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Total Net Leverage Ratio for the Test Period immediately preceding such purchase or other acquisition is less than or equal to 6.00 to 1.00 (calculated on a Pro Forma Basis) and, satisfaction of such test shall be evidenced by a certificate from a Responsible Officer of the Borrower demonstrating such satisfaction calculated in reasonable detail; and

(D) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (j) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(k) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such direct or indirect parent) in accordance with (i) Section 7.06(f), (ii) Section 7.06(g) or (iii) Section 7.06(l);

(n) other Investments that in each case do not exceed the Available Amount at the time they are made;

(o) Investments in joint ventures (regardless of the legal form but excluding Unrestricted Subsidiaries); provided that, with respect to each Investment made pursuant to this Section 7.02(o) (each, a “Permitted JV”):

(A) the Borrower or any other Loan Party shall own, directly or indirectly (including, without limitation, through a Permitted JV), at least a majority of the Equity Interests in such joint venture;

(B) immediately after giving effect to such Investment, the Permitted Non-Guarantor Investment Condition would be satisfied; and

(C) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (o) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(p) advances of payroll payments to employees in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made solely with Equity Interests of the Borrower (or by any direct or indirect parent thereof);

(r) Investments held by a Restricted Subsidiary acquired after the Original Closing Date or of a Person merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Original Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s) Guarantees by the Borrower or any of the Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(t) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(u) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors in the ordinary course;

(v) (i) Investments in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing; provided, however, that any such Investment in a Securitization Subsidiary is in the form of a contribution of additional Securitization Assets or as equity, and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing;

(w) Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment made pursuant to clauses (d)(v), (n) or (o) of this Section 7.02;

(x) in the event the Borrower or a Restricted Subsidiary shall establish a Subsidiary for the purpose of, and to be engaging solely in the business of, insuring the healthcare businesses or facilities owned or operated by the Borrower, any Restricted Subsidiary or any physician employed by or on the medical staff of any such business or facility (the “Insurance Subsidiary”), Investments in an aggregate amount that does not exceed the minimum amount of capital required under the Laws of the jurisdiction in which the Insurance Subsidiary is formed, plus the amount of any reasonable, general corporate and overhead expense of such Insurance Subsidiary; provided that in the event that less than 100% of the Equity Interests of such Insurance Subsidiary is pledged to the Administrative Agent, such Insurance Subsidiary shall be wholly-owned by a special purpose Wholly Owned Domestic Subsidiary of the Borrower organized solely to hold such Equity Interests;

(y) Investments in Health Choice required to be made under applicable Laws, rules and regulations or pursuant to contractual obligations of the Borrower or a Subsidiary with the Arizona Health Care Cost Containment System as in effect on the Original Closing Date;

(z) other Investments by the Borrower or any Restricted Subsidiary in an aggregate amount at any time outstanding not to exceed $50,000,000.

SECTION 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, provided that the Borrower or any Guarantor may incur Permitted Additional Debt if (i) (x) immediately before and after such incurrence on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), no Default shall have occurred and be continuing and (y) the Total Net Leverage Ratio (excluding for this purpose the cash proceeds of any Indebtedness incurred on such date) as of the last day of the Test Period immediately preceding such incurrence would be less than or equal to 6.00 to 1.00 or (ii) such Indebtedness is a Permitted Refinancing of Indebtedness previously incurred under clause (i) of this proviso. The limitations set forth in the immediately preceding sentence shall not apply to any of the following items:

(a) (i) Indebtedness of the Borrower and the Restricted Subsidiaries under the Loan Documents and (ii) Indebtedness incurred under the Term Loan Credit Agreement in an aggregate principal amount not to exceed (x) $1,025,000,000 plus (y) an additional amount such that the Senior Secured Net Leverage Ratio (excluding the net cash proceeds of any such Indebtedness) as of the last day of the most recently ended Test Period shall be less than or equal to 3.75 to 1.0 on a pro forma basis, in the case of each of (x) and (y), and any Permitted Refinancing thereof;

(b) (i) Indebtedness existing on the Original Closing Date; provided that any Indebtedness that is in excess of (x) $5,000,000 individually or (y) $20,000,000 in the aggregate (when taken together with all other Indebtedness outstanding in reliance on this clause (b) that is not set forth on Schedule 7.03(b) to the Term Loan Credit Agreement as in effect on the Original Closing Date) shall only be permitted under this clause (b) to the extent such Indebtedness is set forth on such Schedule 7.03(b), and any Permitted Refinancing thereof, (ii) intercompany Indebtedness outstanding on the Original Closing Date and (iii) reimbursement obligations in respect of letters of credit issued and outstanding on the Closing Date by Bank of America, N.A. or one or more of its affiliates in an aggregate amount not to exceed $77,558,619;

(c) Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any of the Restricted Subsidiaries otherwise permitted hereunder (except that a Restricted Subsidiary that is not a Loan Party may not, by virtue of this Section 7.03(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 7.03); provided that (A) no Guarantee by any Restricted Subsidiary of the Senior Notes or any Permitted Additional Debt incurred pursuant to the proviso of the first sentence of this Section 7.03 or pursuant to Section 7.03(x) below shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations pursuant to the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of the Borrower or any of the Restricted Subsidiaries owing to Holdings, the Borrower or any other Restricted Subsidiary, and Guarantees, in each case to the extent constituting an Investment permitted by Section 7.02;

(e) (i) Attributable Indebtedness and other Indebtedness financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred not later than two hundred and seventy (270) days after completion of the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(f), (iii) Indebtedness arising under Capitalized Leases other than those in effect on the Original Closing Date or entered into pursuant to sub-clauses (i) and (ii) of this clause (e); provided that the aggregate principal amount of Indebtedness at any time outstanding pursuant to this sub-clause (iii) shall not exceed the greater of $40,000,000 and 1.5% of Total Assets, in each case determined as of the date of incurrence and (iv) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i), (ii) and (iii);

(f) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks and not for speculative purposes and Guarantees thereof;

(g) Indebtedness of the Borrower or any Restricted Subsidiary (i) assumed in connection with any Permitted Acquisition or (ii) incurred to finance a Permitted Acquisition, in each case, that is secured only by the assets or business acquired in the applicable Permitted Acquisition (including any acquired Equity Interests) (and any Permitted Refinancing of the foregoing) and so long as the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this paragraph (g) does not exceed the greater of $50,000,000 and 2.0% of Total Assets, in each case determined as of the date of incurrence;

(h) (i) Indebtedness of the Borrower or any Restricted Subsidiary (A) assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, or (B) incurred to finance a Permitted Acquisition and (ii) any Permitted Refinancing of the foregoing; provided, in each case that such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof (x) is unsecured and (y) both immediately prior and after giving effect thereto, (1) no Default shall exist or result therefrom and (2) the Total Net Leverage Ratio (calculated on a Pro Forma Basis, including giving Pro Forma Effect to the assumption or incurrence of such Indebtedness) shall not be greater than 6.00 to 1.00; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); provided further that notwithstanding anything contained in the Loan Documents to the contrary, (a) the only obligors with respect to any Indebtedness incurred pursuant to clause (A) of this paragraph or any Permitted Refinancing of Indebtedness in respect thereof shall be those Persons who were obligors with respect to such Indebtedness immediately prior to such Permitted Acquisition and (b) Restricted Subsidiaries that are Non-Loan Parties may not incur Indebtedness pursuant to this clause (h) in an aggregate principal amount at any time outstanding in excess of the greater of $50,000,000 and 2.0% of Total Assets, in each case determined as of the date of incurrence;

(i) Indebtedness representing deferred compensation to employees of the Borrower and its Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower (or any direct or indirect parent thereof) permitted by Section 7.06;

(k) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(l) Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with any Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m) Cash Management Obligations (as defined in this Agreement or in the Term Loan Credit Agreement or any Permitted Refinancing thereof) and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof;

(n) so long as (i) a Qualifying IPO has been consummated on or prior to the date of incurrence of such Indebtedness under this clause (n) and (ii) immediately after giving effect to such incurrence of Indebtedness under this clause (n), the Total Gross Leverage Ratio as of the last day of the most recently ended Test Period is less than or equal to 5.50 to 1.00 (calculated on a Pro Forma Basis), Indebtedness in an aggregate principal amount not to exceed the greater of $125,000,000 and 5.0% of Total Assets at any time outstanding, in each case determined as of the date of incurrence;

(o) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business or consistent with past practice, including in respect of Health Choice medical claims liability, workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(q) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries, and obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(r) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any of the Restricted Subsidiaries;

(s) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(t) Indebtedness in respect of the Senior Notes (including any guarantees thereof), the exchange notes and the related exchange guarantees to be issued in exchange for the Senior Notes pursuant to the registration rights agreement entered into in connection with the issuance of the Senior Notes and any Permitted Refinancing thereof;

(u) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (t) above and (v) through (x) below;

(v) Guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors and licensees;

(w) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; and

(x) Indebtedness in respect of (i) Permitted Additional Debt to the extent the net cash proceeds therefrom are, except as set forth in Section 7.12(a), immediately after the receipt thereof, offered to prepay term loans outstanding under the Term Loan Credit Agreement in accordance with the terms thereof and (ii) any Permitted Refinancing of the foregoing.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (b) through (x) (other than clause (t)) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that (i) all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred on such date in reliance only on the exception in clause (a)(i) of Section 7.03, (ii) all Indebtedness outstanding under the Term Loan Credit Agreement will be deemed to have been incurred on such date in reliance only on the exception in clause (a)(ii) of Section 7.03 and (iii) all Indebtedness outstanding under the Senior Notes will be deemed to have been incurred on such date in reliance only on the exception of clause (t) of Section 7.03.

In addition, and notwithstanding any provision to the contrary set forth in this Section 7.03 or otherwise in this Agreement, the aggregate outstanding principal amount of all Indebtedness (other than Indebtedness owed to the Borrower or any other Restricted Subsidiary) incurred by all Restricted Subsidiaries of the Borrower that are not Guarantors (including, without limitation, all Permitted JVs) shall not exceed $100,000,000 at any time outstanding.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

SECTION 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) the Borrower may merge or consolidate with any Restricted Subsidiary (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person and (y) such merger or consolidation does not result in the Borrower ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia;

(b) (i) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary of the Borrower that is not a Loan Party and (ii) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment or giving rise to the incurrence of Indebtedness, such Investment must be a permitted Investment in or such Indebtedness must be Indebtedness of a Restricted Subsidiary in accordance with Sections 7.02 and 7.03, respectively;

(d) so long as no Default exists or would result therefrom, the Borrower may merge with any other Person (so long as, to the extent constituting an Investment, such Investment shall be a permitted Investment in accordance with Section 7.02); provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

(e) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge or consolidate with any other Person (i) in order to effect an Investment permitted pursuant to Section 7.02 or (ii) for any other purpose; provided that (A) the continuing or surviving Person shall be the Borrower or a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the applicable requirements of Section 6.11; and (B) in the case of subclause (ii) only, if (1) the merger or consolidation involves a Guarantor and such Guarantor is not the surviving Person, the surviving Restricted Subsidiary shall expressly assume all the obligations of such Guarantor under this Agreement and the other Loan Documents to which the Guarantor is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (2) the Total Net Leverage Ratio for the Test Period immediately preceding such merger or consolidation is less than or equal to 6.00 to 1.00 (calculated on a Pro Forma Basis); and

(f) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

SECTION 7.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;

(b) Dispositions of inventory and goods held for sale in the ordinary course of business and Dispositions of immaterial assets (including a failure to pursue or allowing any registrations or any applications for registration of any IP Rights to lapse or go abandoned in the ordinary course of business if, in the Borrower’s reasonable opinion, such failure to pursue, lapse or abandonment is desirable in the conduct of business of the Borrower or such Restricted Subsidiary);

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d) Dispositions of property to Holdings, the Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) Dispositions permitted by Sections 7.02, 7.04 and 7.06 and Liens permitted by Section 7.01;

(f) Dispositions of property pursuant to sale-leaseback transactions; provided that the fair market value of all property so Disposed of after the Original Closing Date (taken together with the aggregate book value of all property Disposed of pursuant to Section 7.05(j) and Section 7.05(r)(ii)(B)) shall not exceed the greater of $625,000,000 and 25.0% of Total Assets, in each case determined as of the date of Disposition;

(g) Dispositions of Cash Equivalents and Investment Grade Securities;

(h) leases, subleases, licenses or sublicenses (including the provision of software under an open source license) with respect to real or personal property, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole, including leases of unimproved real property encumbered by a Mortgage, on which real property the lessee may make improvements;

(i) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(j) Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition; (ii) the aggregate book value of all property Disposed of after the Original Closing Date in reliance on this clause (j) (taken together with the aggregate fair market value of all property Disposed of pursuant to Section 7.05(f) and Section 7.05(r)(ii)(B)) shall not exceed the greater of $625,000,000 and 25.0% of Total Assets, in each case determined as of the date of Disposition, without the consent of the Required Lenders; (iii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $20,000,000, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(l) and clauses (i) and (ii) of Section 7.01(r)); provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any consideration received by the Borrower or such Restricted Subsidiary from such transferee that is converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of the greater of $40,000,000 and 1.5% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(k) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture arrangements and similar binding arrangements;

(l) Dispositions of accounts receivable in connection with the collection or compromise thereof;

(m) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(n) to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of its Restricted Subsidiaries that is not in contravention of Section 7.07; provided that (i) each such Disposition shall be for an amount at least equal to the fair market value thereof and (ii) any net cash proceeds received in connection therewith are applied to repay term loans outstanding under the Term Loan Credit Agreement to the extent required under the terms thereof;

(o) the unwinding of any Swap Contract;

(p) any Disposition of Securitization Assets to a Securitization Subsidiary; provided that after giving effect to any such Disposition, the aggregate face amount of all accounts receivable that have been transferred to all Securitization Subsidiaries and that are not yet due and payable in accordance with their terms does not exceed $100,000,000;

(q) Hospital Swaps by the Borrower or any of its Restricted Subsidiaries with any Person that is not the Borrower or any of its Restricted Subsidiaries (any such Hospital Swap being herein referred to as a “Permitted Hospital Swap”), provided that:

(A) if the Borrower or such Restricted Subsidiary gives one or more Hospitals in such Hospital Swap, such Person shall receive one or more Hospitals (in addition to any permitted cash consideration as provided below) in return;

(B) such Hospital Swap shall not involve an exchange of property (by the Borrower or such Restricted Subsidiary) that is not in the HMO Business for property (of a third party) solely in the HMO Business or an exchange for property (of a third party) that is not permitted by Section 7.07;

(C) if the Borrower or such Restricted Subsidiary receives any cash consideration in connection with such Hospital Swap, such cash consideration shall not exceed 20% of the sum of the amount of such cash consideration and the fair market value of the Equity Interests or property received by such Person in such Hospital Swap, unless the portion of such cash consideration which exceeds such 20% threshold is treated as proceeds of a Disposition;

(D) if the Borrower or such Restricted Subsidiary gives any cash consideration in connection with such Hospital Swap, such cash consideration shall not exceed 20% of the sum of the amount of such cash consideration and the fair market value of Equity Interests or property given by the Borrower or such Restricted Subsidiary in such Hospital Swap, unless such transaction would also satisfy the requirements of a Permitted Acquisition;

(E) subject to the proviso at the end of this clause (q) and to the extent required by the Collateral and Guarantee Requirement and the Collateral Documents, the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and any such newly created or acquired Wholly Owned Material Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Wholly Owned Material Subsidiaries of such created or acquired Subsidiary) shall be Guarantors and shall have complied with the requirements of Section 6.11, within the times specified therein (for the avoidance of doubt, this clause (E) shall not override any provisions of the Collateral and Guarantee Requirement);

(F) subject to the proviso at the end of this clause (q), with respect to any Hospital Swap involving an exchange of property (by the Borrower or such Restricted Subsidiary) that is not in the HMO Business for property (of a third party) that is an “integrated system” including operations involved in the HMO Business, any Wholly Owned Subsidiary that is formed to effect, or is acquired pursuant to, any such exchange shall be a Guarantor and shall have complied with the requirements of Section 6.11; and

(G) the Borrower and the Restricted Subsidiaries shall not be permitted to exchange, in the aggregate for all such Hospital Swaps, more than five (5) Hospitals;

provided, however, and notwithstanding any provision to the contrary in the foregoing clause (E) or clause (F) above, the Borrower may elect to designate any Restricted Subsidiary that is formed to effect, or is acquired pursuant to, a Permitted Hospital Swap as an Unrestricted Subsidiary and, if it so designates such Subsidiary, shall be deemed to have made an Investment in an amount equal to the fair market value of the Equity Interests or property (plus any applicable cash consideration paid and minus any applicable cash consideration received) given by the Borrower or the applicable Restricted Subsidiary in such Hospital Swap with respect to such Unrestricted Subsidiary pursuant to any of (as available and at the election of the Borrower) Section 7.02(d)(v), (n) or (z); and

(r) the Borrower and its Restricted Subsidiaries may sell (including by the issuance of Equity Interests by the affected Subsidiary) Equity Interests in any of the Subsidiaries of the Borrower to Hospital Investment Program Participants in connection with the Hospital Investment Program so long as (i) such sale or issuance is effected in accordance with the definition of Hospital Investment Program and (ii)(A) the Net Cash Proceeds of such sale or issuance are applied to fund Capital Expenditures of such Subsidiary or (B) to the extent not so applied, the aggregate Net Cash Proceeds of all Equity Interests sold or issued in reliance on this clause (r)(ii)(B) (taken together with the aggregate fair market value of all property Disposed of after the Original Closing Date pursuant to Section 7.05(f) and Section 7.05(j)) shall not exceed the greater of $625,000,000 and 25.0% of Total Assets, in each case determined as of the date of such sale or issuance;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Section 7.05(e), Section 7.05(i) and Section 7.05(l) and except for Dispositions from the Borrower or a Restricted Subsidiary to a Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrower or a Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative

Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to the other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Restricted Subsidiary, to the Borrower and any of the other Restricted Subsidiaries and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) (i) the Borrower may redeem in whole or in part any of its Equity Interests for another class of Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such new Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby and (ii) the Borrower and each of its Restricted Subsidiaries may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person; provided that after giving effect to any action pursuant to clause (i) and (ii) above, the same percentage of the outstanding and issued Equity Interests of the Borrower or the respective Restricted Subsidiary are pledged pursuant to the Collateral Documents as were so pledged immediately prior thereto;

(c) so long as no Event of Default or payment Default shall have occurred and be continuing or would result therefrom, the Borrower and the Restricted Subsidiaries may repurchase or redeem (i) Equity Interests of Subsidiaries sold or issued in connection with the Hospital Investment Program and (ii) Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture arrangements and similar binding arrangements;

(d) to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, 7.03, 7.04, 7.05 or 7.08;

(e) repurchases of Equity Interests in Holdings, the Borrower or any of the Restricted Subsidiaries deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) so long as (i) a Qualifying IPO has been consummated on or prior to the date thereof, (ii) immediately after giving effect thereto, the Total Gross Leverage Ratio for the most recently completed Test Period is less than or equal to 5.50 to 1.00 (calculated on a Pro Forma Basis), and (iii) no Event of Default has occurred and is continuing at such time, the Borrower may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower (or of any such direct or indirect parent of the Borrower) by any future, present or former employee, director, consultant or distributor (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower

(or any direct or indirect parent of the Borrower) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, consultant or distributor of the Borrower (or any direct or indirect parent of the Borrower) or any of its Subsidiaries; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $15,000,000 in any fiscal year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent fiscal years);

(g) the Borrower may make Restricted Payments to Holdings or to any direct or indirect parent of Holdings:

(i) the proceeds of which will be used to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) the tax liability to each foreign, federal, state or local jurisdiction in respect of consolidated, combined, unitary or affiliated returns for such jurisdiction of Holdings (or such direct or indirect parent) attributable to the Borrower or its Subsidiaries determined as if the Borrower and its Subsidiaries filed separately;

(ii) with respect to any taxable period during which any of the Borrower’s Subsidiary is a member of a consolidated, unitary, combined or similar income tax group in which Holdings (or any direct or indirect parent of Holdings, Inc.) is the common parent, the proceeds of which will be used to pay the portion of its consolidated, unitary, combined or similar U.S. federal, state and local and non-U.S. income taxes attributable to the income of the Borrower’s Subsidiaries in an amount not to exceed the income tax liabilities that would have been payable by the Borrower’s Subsidiaries on a stand-alone basis, reduced by any such income taxes paid or to be paid directly by the Borrower’s Subsidiaries; provided that the amount of any such payments, dividends or distributions attributable to any income of an Unrestricted Subsidiary shall be limited to the cash distributions made by such Unrestricted Subsidiary to the Borrower or its Restricted Subsidiaries for such purpose;

(iii) the proceeds of which shall be used to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) operating costs and expenses incurred in the ordinary course of business, and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses incurred to third parties) that are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Borrower and its Subsidiaries;

(iv) the proceeds of which shall be used to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) franchise and excise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(v) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) the Borrower shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Restricted Subsidiary or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or a Restricted Subsidiary in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11;

(vi) the proceeds of which shall be used to pay costs, fees and expenses (other than to Affiliates) related to any equity or debt offering permitted by this Agreement (whether or not successful); and

(vii) the proceeds of which shall be used to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(h) the Borrower or any of the Restricted Subsidiaries may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(i) so long as no Event of Default under Section 8.01(a) or Section 8.01(f) has occurred and is continuing at such time, the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration (i) such payment would have complied with the provisions of this Agreement and (ii) no Event of Default had occurred and was continuing; provided that such payment shall be deemed to have been made on the date of declaration thereof under the relevant provision of this Section 7.06;

(j) so long as (i) a Qualifying IPO has been consummated on or prior to the date thereof and (ii) immediately after giving effect thereto, the Total Gross Leverage Ratio for the most recently completed Test Period is less than or equal to 5.50 to 1.00 (calculated on a Pro Forma Basis), the declaration and payment of dividends on the Borrower’s common stock following the first public offering of the Borrower’s common stock or the common stock of any of its direct or indirect parents after the Closing Date, of up to 6% per annum of the net proceeds received by or contributed to the Borrower in or from any such public offering, other than public offerings with respect to the Borrower’s common stock registered on Form S-4 or Form S-8;

(k) payments made or expected to be made by the Borrower or any of the Restricted Subsidiaries in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options; and

(l) so long as (i) a Qualifying IPO has been consummated on or prior to the date thereof and (ii) immediately after giving effect thereto, the Total Gross Leverage Ratio for the most recently completed Test Period is less than or equal to 5.50 to 1.00 (calculated on a Pro

Forma Basis), in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments in an aggregate amount, together with the aggregate amount of loans and advances to Holdings or any direct or indirect parent of Holdings made pursuant to Section 7.02(m)(iii) in lieu of Restricted Payments permitted by this clause (l), not to exceed the Available Amount at such time; provided that any amount contributed to the Borrower the cash proceeds of which were the basis for any incurrence of Indebtedness in reliance on the Senior Secured Net Leverage Ratio or Total Net Leverage Ratio shall not be included in the Available Amount pursuant to clause (iv) of the definition thereof for purposes of this Section 7.06(l) until the first date such Indebtedness could have been incurred without regard to the cash proceeds from such contribution.

SECTION 7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Holdings, the Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.

SECTION 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than:

(a) transactions between or among the Borrower and any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction,

(b) transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate,

(c) [reserved],

(d) the payment of management and monitoring fees to the Sponsors in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid pursuant to the Sponsor Management Agreement as in effect on the Original Closing Date and any Sponsor Termination Fees not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the Original Closing Date and related indemnities and reasonable expenses,

(e) Investments permitted under Section 7.02,

(f) loans, advances and other transactions between or among the Borrower and one or more of its Subsidiaries or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower or a Restricted Subsidiary but for such investment) to the extent permitted by this Article VII,

(g) employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements,

(h) subject to the limitations described in Section 7.06(g)(ii), payments by the Borrower (and any direct or indirect parent thereof) and the Restricted Subsidiaries pursuant to tax sharing agreements among the Borrower (and any such direct or indirect parent thereof) and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries,

(i) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Borrower and the Restricted Subsidiaries or any direct or indirect parent of the Borrower in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries,

(j) any agreement, instrument or arrangement as in effect as of the Original Closing Date; provided that any agreement, instrument or arrangement involving aggregate consideration in excess of $5,000,000 individually or $15,000,000 in the aggregate (when taken together with all other agreements, instruments or arrangements in effect in reliance on this clause (j) that are not set forth on Schedule 7.08 to the Term Loan Credit Agreement as in effect on the Original Closing Date), shall only be permitted under this clause (j) to the extent such agreement, instrument or arrangement is set forth on such Schedule 7.08, and any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders when taken as a whole in any material respect as compared to the applicable agreement as in effect on the Original Closing Date as reasonably determined in good faith by the Borrower),

(k) Restricted Payments permitted under Section 7.06,

(l) customary payments by the Borrower and any of the Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures),

(m) transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 7.08,

(n) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, that are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party,

(o) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof,

(p) investments by the Sponsors in securities of the Borrower or any of the Restricted Subsidiaries so long as (A) the investment is being offered generally to other investors on the same or more favorable terms and (B) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities,

(q) payments to or from, and transactions with, any joint venture in the ordinary course of business,

(r) any Disposition of Securitization Assets or related assets in connection with any Qualified Securitization Financing, and

(s) payments of premiums to the Insurance Subsidiary and other transactions with the Insurance Subsidiary reasonably related to its business.

SECTION 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to any Loan Party or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations that:

(i) (x) exist on the Original Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 to the Term Loan Credit Agreement as in effect on the Original Closing Date and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation with respect to matters subject to this Section 7.09,

(ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14,

(iii) represent Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 7.03,

(iv) arise in connection with any Lien permitted by Section 7.01(s) or any Disposition permitted by Section 7.05,

(v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business,

(vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) and the proceeds and products thereof,

(vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto,

(viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), 7.03(g), 7.03(n), 7.03(r), 7.03(t) or 7.03(u) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness,

(ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary,

(x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business,

(xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business,

(xii) are contained in the Senior Notes Indenture, or

(xiii) are permitted under Section 7.01 in connection with cash or other deposits.

SECTION 7.10. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner inconsistent with the uses set forth herein.

SECTION 7.11. Accounting Changes. Make any change in fiscal year except upon written notice to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 7.12. Prepayments, Etc. of Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments shall be permitted) the Senior Notes, any Permitted Additional Debt incurred pursuant to the proviso of the first sentence in Section 7.03 or pursuant to Section 7.03(x) (other than Permitted Additional Debt that is secured on a pari passu basis pursuant to the First Lien Intercreditor Agreement or any Indebtedness constituting a Permitted Refinancing thereof), any Permitted Refinancing of any of the foregoing or any Indebtedness (other than Indebtedness that is owed to the Borrower or any of its Restricted Subsidiaries) that is expressly subordinated in right to the Obligations (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Cash Proceeds of any Permitted Refinancing or the prepayment thereof with Declined Retained Proceeds (as defined in the Term Loan Credit Agreement), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Borrower or any of its direct or indirect parents, (iii) so long as no Event of Default shall have occurred and be continuing or would result therefrom, prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financing prior to scheduled maturity in an aggregate amount not to exceed the Available Amount at such time and (iv) any prepayment, redemption, purchase or defeasance if the Senior Secured Net Leverage Ratio (after giving effect to such prepayment, redemption, purchase or defeasance on a Pro Forma Basis) is not greater than 1.75 to 1.00.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation.

SECTION 7.13. Equity Interests of Certain Restricted Subsidiaries. Permit any Domestic Subsidiary that is a Wholly Owned Restricted Subsidiary to become a non-Wholly Owned Subsidiary, except (i) to the extent such Restricted Subsidiary continues to be a Guarantor hereunder, (ii) in connection with a Disposition of all or substantially all of the assets or all of the Equity Interests of such Restricted Subsidiary permitted by Section 7.05, (iii) as a result of the designation of such Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.14, (iv) as a result of an Investment in any Person permitted under Section 7.02 or (v) dispositions of Equity Interests in such Restricted Subsidiary permitted by Section 7.05.

SECTION 7.14. Holdings. In the case of Holdings, conduct, transact or otherwise engage in any business or operations other than those incidental to (i) its ownership of the Equity Interests of the Borrower, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents, the Senior Notes or any Permitted Additional Debt, (iv) any public offering of its common stock or any other issuance of its Equity Interests or any transaction permitted under Section 7.04, (v) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (vii) holding any cash or property received in connection with Restricted Payments made by the Borrower in accordance with Section 7.06 pending application thereof by Holdings, (viii) providing indemnification to officers and directors and (ix) conducting, transacting or otherwise engaging in any business or operations of the type it conducts, transacts or engages in on the Original Closing Date.

SECTION 7.15. Financial Covenant.

(i) Commencing with the Test Period ending September 30, 2015 and for each succeeding Test Period ending after such date but prior to the Springing Financial Covenant Date, the Borrower shall not permit the Senior Secured Gross Leverage Ratio as of the last day of any Test Period to be greater than the ratio set forth below opposite the last fiscal quarter of such Test Period (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) and (b) for such Test Period):

Quarter Ended	Senior Secured Gross Leverage Ratio
Closing Date to June 30, 2016	5.25 to 1.00
September 30, 2016 to June 30, 2017	5.25 to 1.00
September 30, 2017 to June 30, 2018	4.50 to 1.00
September 30, 2018 to June 30, 2019	4.25 to 1.00
September 30, 2019 to June 30, 2020	4.00 to 1.00
September 30, 2020 and thereafter	3.75 to 1.00

(ii) With respect to any Test Period ending on or after September 30, 2015, if the Springing Financial Covenant Date has occurred, and if, on the last day of any such Test Period there are any outstanding Revolving Credit Loans, Swing Line Loans or Letters of Credit (excluding undrawn Letters of Credit with a face amount not to exceed $10,000,000 or to the extent Cash Collateralized), the Borrower shall not permit the Senior Secured Gross Leverage Ratio as of the last day of such Test Period to be greater than 4.00 to 1.00 (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) and (b) for such Test Period).

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01. Events of Default. Each of the events referred to in clauses (a) through (k) of this Section 8.01 shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Borrower or, in the case of Section 7.14, Holdings, fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article VII; provided, that the failure to comply with the Financial Covenant is subject to cure pursuant to Section 8.04; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that such failure is unremedied and is not waived by the holders of such Indebtedness; provided further that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f) Insolvency Proceedings, Etc. Holdings, the Borrower or any Specified Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Judgments. There is entered against any Loan Party or any Specified Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of Holdings, the Borrower or their respective ERISA Affiliates under Title IV of ERISA in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect or (ii) Holdings, the Borrower or their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect; or

(i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j) Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Junior Financing Documentation governing Junior Financing with an aggregate principal amount of not less than the Threshold Amount or (ii) the subordination provisions set forth in any Junior Financing Documentation governing Junior Financing with an aggregate principal amount of not less than the Threshold Amount shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any such Junior Financing, if applicable; or

(k) Change of Control. There occurs any Change of Control.

SECTION 8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case, without further act of the Administrative Agent or any Lender.

SECTION 8.03. Application of Funds. Subject to the First Lien Intercreditor Agreement, after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) and irrespective of any other provision of any Loan Document to the contrary, any amounts received on account of the Obligations or in consideration of any waiver of any rights to receive any payment of the Obligations (whether received as a consequence of the exercise of such remedies or as a distribution out of any proceeding in respect of or commenced under any insolvency or liquidation proceeding including payments in respect of “adequate protection” for the use of Collateral during such proceeding or under any plan of reorganization or on account of any liquidation of any Loan Party) shall be turned over to the Administrative Agent (to the extent not received directly by the Administrative Agent) and applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such until paid in full;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Revolving Credit Lenders, Swing Line Lender and L/C Issuers (in their capacities as such) (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them until paid in full;

Third, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Credit Loans and L/C Borrowings, ratably among the Revolving Credit Lenders in proportion to the respective amounts described in this clause Fourth payable to them until paid in full;

Fifth, to payment of that portion of the Obligations constituting (i) unpaid principal of the Revolving Credit Loans and L/C Borrowings and (ii) amounts owing in respect of Cash Management Obligations, ratably among the Revolving Credit Lenders and Cash Management Banks in proportion to the respective amounts described in this clause Fifth held by them until such amounts are paid in full;

Sixth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to any other Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Sixth payable to them until such amounts are paid in full;

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Swap Termination Value under Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date until paid in full; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Third above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

Notwithstanding the foregoing, amounts received from any Guarantor that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to its Obligations that are Excluded Swap Obligations and shall instead be applied to other Obligations.

SECTION 8.04. Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01 or Section 8.02, but subject to Sections 8.04(b) and (c), for the purpose of determining whether an Event of Default under the Financial Covenant has occurred, the Borrower may on one or more occasions designate any portion of the Net Cash Proceeds from any Permitted Equity Issuance or of any contribution to the common equity capital of the Borrower (or from any other contribution to capital or sale or issuance of any other Equity Interests on terms reasonably satisfactory to the Administrative Agent) (the “Cure Amount”) as an increase to Consolidated EBITDA of the Borrower for the applicable fiscal quarter; provided that

(i) such amounts to be designated are actually received by the Borrower (i) on and after the first Business Day of the applicable fiscal quarter and (ii) on and prior to the tenth (10th) Business Day after the date on which financial statements are required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”),

(ii) such amounts to be designated do not exceed the maximum aggregate amount necessary to cure any Event of Default under the Financial Covenant as of such date; and

(iii) the Borrower will have provided notice to the Administrative Agent on the date such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such Net Cash Proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under the Financial Covenant is less than the full amount of such originally designated amount).

The Cure Amount used to calculate Consolidated EBITDA for one fiscal quarter will be used and included when calculating Consolidated EBITDA for each Test Period that includes such fiscal quarter. The parties hereby acknowledge that this Section 8.04(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to the Financial Covenant (and may not be included for purposes of determining any other term hereunder and the availability or amount permitted pursuant to any covenant under Article VII) and may not result in any adjustment to any amounts (including the amount of Indebtedness) or increase in cash with respect to the fiscal quarter with respect to which such Cure Amount was made other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence, except to the extent such proceeds are actually applied to prepay Indebtedness under the Facility or the Term Loan Credit Agreement. Notwithstanding anything to the contrary contained in Section 8.01 or Section 8.02, (A) upon designation of the Cure Amount by the Borrower in an amount necessary to cure any Event of Default under the Financial Covenant, the Financial Covenant will be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the Financial Covenant and any Event of Default under the Financial Covenant (and any other Default as a result thereof) will be deemed not to have occurred for purposes of the Loan Documents, and (B) from and after the date that the Borrower delivers a written notice to the Administrative Agent that it intends to exercise its cure right under this Section 8.04 (a “Notice of Intent to Cure”) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the Financial Covenant (and any other Default as a result thereof) until and unless the Cure Expiration Date has occurred without the Cure Amount having been designated.

(b) In each period of four consecutive fiscal quarters, there shall be no more than two (2) fiscal quarters in which the cure right set forth in Section 8.04(a) is exercised.

(c) There shall be no more than five (5) fiscal quarters in which the cure rights set forth in Section 8.04(a) are exercised during the term of the Facility.

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01. Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The provisions of this Article IX (other than Section 9.09) are solely for the benefit of the Agent-Related Persons and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Agents to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders. The Lenders and other Secured Parties also hereby authorize the Administrative Agent to enter into the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement contemplated by Section 7.01 on behalf of the Secured Parties and to comply with the terms thereof.

SECTION 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

SECTION 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party, any Guarantor or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 9.04. Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other

Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

SECTION 9.08. Agents in their Individual Capacities. Each Agent and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties, the Guarantors and their respective Affiliates as though such Agent were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, each Agent or its respective Affiliates may receive information regarding any Loan Party, any Guarantor or any of their Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party, such Guarantor or such Affiliate) and acknowledge that the Agents shall be under no obligation to provide such information to them. With respect to its Loans, each Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise such rights and powers as though it were not an Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include each Agent in its individual capacity.

SECTION 9.09. Resignation of Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders, and which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Borrower shall not be unreasonably withheld or delayed). Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section 9.09). After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

Any resignation by JPMorgan as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer effectively to assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

SECTION 9.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(g) and (h), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.11. Collateral and Guaranty Matters. The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable), the expiration or termination of all Letters of Credit and any other obligation (including a guarantee that is contingent in nature), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, the Borrower or any of its Domestic Subsidiaries that are Restricted Subsidiaries, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i);

(c) that any Guarantor shall be automatically released from its obligations under the Guaranty if in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Term Loan Credit Agreement, the Senior Notes or any Permitted Additional Debt incurred pursuant to the proviso of the first sentence in Section 7.03 or pursuant to Section 7.03(x); and

(d) at the Borrower’s election, if any Guarantor shall cease to be a Material Subsidiary (as certified in writing by a Responsible Officer), (i) such Subsidiary shall be automatically released from its obligations under any Guaranty and (ii) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary shall be automatically released; provided that in each case no such release shall occur if (A) such Subsidiary continues to be a guarantor in respect of the Term Loan Credit Agreement, the Senior Notes or any Permitted Additional Debt incurred pursuant to the proviso of the first sentence in Section 7.03 or pursuant to Section 7.03(x) or (B) after giving effect to such release, the Permitted Non-Guarantor Investment Condition would not be satisfied.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

SECTION 9.12. Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “book runner” ~~or~~, “lead arranger” or the Amendment No. 1 Joint Bookrunners shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9.13. Appointment of Supplemental Administrative Agents.

(a) It is the intent of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such

Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

SECTION 9.14. Withholding Taxes. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.14. The agreements in this Section 9.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE X

Miscellaneous

SECTION 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment, modification, supplement or waiver of any provision of this Agreement or any other Loan Document (other than any Issuer Document), and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver, amendment, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, modification, supplement, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender directly affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Senior Secured Net Leverage Ratio or, in each case, in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or Section 2.06(c) or 2.13 hereof or Section 2.01 of the First Lien Intercreditor Agreement or the definition of “Priority Payment Obligations” in the First Lien Intercreditor Agreement without the written consent of each Lender adversely affected thereby;

(e) without the written consent of each Lender, release all or substantially all of the Collateral in any transaction or series of related transactions other than in a transaction permitted under Section 7.04 or Section 7.05;

(f) other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the aggregate value of the Guaranties, without the written consent of each Lender; or

(g) waive any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility or increase the maximum permitted amount of Credit Extensions that share in the benefits of Section 8.03 on a pari passu basis with the Revolving Credit Facility, in each case, without the written consent of the Required Lenders.

(h) amend any provision of Section 8.03 (or the equivalent provisions of the First Lien Intercreditor Agreement) or increase the Revolving Credit Commitment Cap without the consent of each Lender adversely affected thereby.

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer, in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the consent of Lenders holding more than 50% of any Class of Commitments shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments hereunder in a manner different than such amendment affects other Classes. Any such waiver and any such amendment, modification or supplement in accordance with the terms of this Section 10.01 shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents, the L/C Issuers and all future holders of the Loans and Commitments. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

Notwithstanding the foregoing, and subject to the Revolving Credit Commitment Cap this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents (including as to right of priority of payments under Section 8.03) and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, the consent of a Lender to an amendment (or amendment and restatement) of this Agreement shall not be required if, upon giving effect to such amendment (or amendment and restatement) immediately upon the initial extensions of credit thereunder, such Lender shall no longer be a party to this Agreement (as so amended or amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such amendment or amendment and restatement), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Notwithstanding anything to the contrary contained in this Section 10.01, (a) guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents and (b) the Administrative Agent is authorized to enter into the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement (or any amendment or supplement thereto) in connection with the issuance of any Indebtedness by the Loan Parties secured by a Lien pursuant to Section 7.01(aa).

SECTION 10.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuers and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Agent-Related Persons and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices and Swing Line Loan Notices) reasonably believed by them to have been given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(d) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent-Related Persons have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the

Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Agent-Related Person or of any affiliate, director, officer, employee, counsel, agent, trustee or advisors of such Agent-Related Person or (y) a material breach of any obligations under this Agreement by such Agent-Related Person or of any affiliate, director, officer, employee, counsel, agent, trustee or advisors of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to the Borrower, any Lender or any other Person for indirect, special, consequential or punitive damages (as opposed to direct or actual damages).

SECTION 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04. Attorney Costs and Expenses. The Borrower agrees (a) to pay or reimburse the Agents for all reasonable and documented out of pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Cahill Gordon & Reindel LLP, and (b) to pay or reimburse the Administrative Agent and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid promptly following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

SECTION 10.05. Indemnification by the Borrower. The Borrower shall indemnify and hold harmless the Administrative Agent, each Lender, the Arranger, the Amendment No. 1 Joint Bookrunners and their respective Affiliates, partners, directors, officers, members, employees, agents, trustees and advisors (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) in the case of the Agents and their respective Affiliates, partners, directors, officers, members, employees, agents, trustees and advisors, their activities in connection with the initial marketing and syndication of the Revolving Credit Commitments, (b) the negotiation, execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, including the Administrative Agent’s performance of duties under Section 2.11, (c) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (d) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability relating to the Borrower, any Subsidiary or any other Loan Party, (e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Related Indemnitees or (y) a breach of any material obligations under any Loan Document by such Indemnitee or of any of its Related Indemnitees, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party (except, with respect to any Loan Party, as a result of its indemnification obligations hereunder) have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within 20 Business Days after written demand therefor. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

SECTION 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may, except as permitted by Section 7.04, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed, it being understood that the Borrower shall have the right to withhold its consent if the Borrower would be required to obtain the consent of, or make a filing or registration with, a Governmental Authority) of:

(A) the Borrower, provided that no consent of the Borrower shall be required (1) for an assignment by a Lender to an Affiliate of such Lender or (2) if an Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing, for any assignment to any Assignee;

(B) the Administrative Agent;

(C) each L/C Issuer at the time of such assignment, and

(D) in the case of any assignment of any of the Revolving Credit Facility, the Swing Line Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than a principal amount of $5,000,000 (in the case of the Revolving Credit Facility) unless each of the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing and (2) concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(D) the Assignee shall comply with Section 3.01(b) and (c) or Section 3.01(e), as applicable;

(E) no such assignment shall be made (A) to Holdings, the Borrower or any of the Borrower’s Subsidiaries, (B) to any of the Borrower’s Affiliates or (C) to a natural person; and

(F) the Assignee shall represent and warrant to the Administrative Agent that it is not a Borrower or an Affiliate of the Borrower.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be presumed correct, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements and limitations therein, including the requirements of Section 3.01(c)), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder relating to the exemption from withholding for portfolio interest on which is entered the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations. Unless otherwise required by the IRS, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. Entries in the Participant Register shall be presumed correct, absent manifest error and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or such entitlement to a greater payment results from a change in Law after the sale of the participation takes place.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) each SPC shall be entitled to the benefits of Section 3.01 (subject to the requirements and limitations therein, including the requirements of Sections 3.01(c), 3.04 and 3.05 (through the Granting Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.07, (ii) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Sections 3.01, 3.04 or 3.05) unless such increase or change results from a change in Law after the SPC becomes a SPC, (iii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iv) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified, in consultation with the Borrower, a successor L/C Issuer or Swing Line Lender willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

SECTION 10.08. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, members, partners, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (at least as restrictive than those in this Section 10.08 or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 by such Agent or Lender; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating or purporting to regulate any Agent or Lender; (i) on a confidential basis to any rating agency when requested by it; or (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to Holdings, the Borrower or any of their subsidiaries or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

SECTION 10.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates and no L/C Issuer or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party which is not a “United States person” within the meaning of Section 7701(a)(30) of the Code unless such

Subsidiary is not a direct or indirect subsidiary of Holdings. Each Lender and L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have. Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Lender expressly waives its right of setoff pursuant to this Section 10.09 or any other provision of any Loan Document with respect to deposit accounts in which have been deposited payments received under Medicare, Medicaid, TRICARE and other health care programs of the United States or any state (including the District of Columbia) thereof and any agency or other Governmental Authority thereof.

SECTION 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the amount collectible at the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the amount collectible at the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the amount collectible at the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

SECTION 10.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

SECTION 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

SECTION 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.15. GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS; PROVIDED THAT NOTHING SET FORTH HEREIN SHALL LIMIT THE ADMINISTRATIVE AGENT’S RIGHT TO PURSUE REMEDIES UNDER ANY OF THE LOAN DOCUMENTS IN ANY JURISDICTION IN WHICH ANY LOAN PARTY OR COLLATERAL IS LOCATED. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 10.16. WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.17. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and Holdings and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, Holdings, each Agent and each Lender and their respective successors and assigns.

SECTION 10.18. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements

(including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 10.19. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the USA PATRIOT Act.

SECTION 10.20. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders, Amendment No. 1 Joint Bookrunners and the Arranger, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, each Lender and each Arranger is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Administrative Agent, any Lender or any Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, any Lender, any Amendment No. 1 Joint Bookrunner or any Arranger has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, any Lender or any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Lenders and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, any Lender or any Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Lenders and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Lenders ~~and~~, the Arranger and the Amendment No. 1 Joint Bookrunners with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 10.21. Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 10.22. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

IASIS HEALTHCARE LLC, as Borrower

By:
Name:
Title:

IASIS HEALTHCARE CORPORATION, as Holdings

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Swing Line Lender, L/C Issuer and as a Lender

By:
Name:
Title: